UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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ALCOA CORPORATION

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Alcoa

Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

March 19, 2021

Dear Alcoa Stockholders:

We are pleased to invite you to attend and participate in the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa,” or the “Company”) to be held virtually via live webcast on Thursday, May 6, 2021, at 10:00 a.m., Eastern Daylight Time (EDT). You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AA2021.

We have decided to hold the Annual Meeting virtually again this year due to the uncertainty relating to the ongoing coronavirus (COVID-19) pandemic and because hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the Annual Meeting.

At the Annual Meeting, stockholders will vote on the matters set forth in the 2021 Proxy Statement (the “Proxy Statement”) and the accompanying notice of the Annual Meeting. The Proxy Statement describes our governance structure, which features numerous governance best practices, and our executive compensation program, which “pays for performance.” We believe that both our governance structure and compensation program reinforce our alignment with stockholder interests. Highlights of the detailed information included in this Proxy Statement can be found in the “Proxy Statement Summary” starting on page 4.

Alcoa’s strategic priorities to Reduce Complexity in all aspects of our business, to Drive Returns, and to Advance Sustainably form the basis of our commitment to our stockholders to work towards continuous improvement of Company performance with accountability and transparency, through all market cycles. These strategic priorities are guided by our three corporate values—Act with Integrity, Operate with Excellence, Care for People—and together, provide a strong foundation for our actions.

2020 was a year of unique challenges, and also was a year of transition and marks another step in our transformation. Throughout the year, despite the pandemic, we kept our workers safe and our operations running, and even set production records. In addition, in 2020, we continued to execute on our strategy by taking several actions to further strengthen the Company. We realized a full year of savings from the implementation of our new operating model that was announced in 2019, which resulted in a leaner, more integrated, operator-centric organization. We also executed on our announced multi-year strategic review of the production capacities in our global operations, along with non-core asset sales, all with the intention of driving lower costs and achieving sustainable profitability.

We would like to thank each of Mr. Michael G. Morris, Ms. Kathryn S. Fuller, and Mr. Timothy P. Flynn, who will not stand for re-election at the Annual Meeting, for their service and contributions to Alcoa since our launch as a public company in November 2016. The Company has benefited greatly from their counsel and guidance, and we express our sincere appreciation for their dedication, contributions, and leadership during their years with us.

Your vote is important to us. Whether or not you will attend and participate in the Annual Meeting, we hope that your shares are represented and voted. In advance of the Annual Meeting on May 6, please cast your vote through the internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “How to Cast Your Vote” in the Proxy Statement Summary.

Thank you for being a stockholder of Alcoa.

Sincerely,

Steven W. Williams	Roy C. Harvey
Non-Executive Chairman	President, Chief Executive Officer and Director

i

Notice of 2021 Annual Meeting of Stockholders

Thursday, May 6, 2021 10:00 a.m. Eastern Daylight Time	www.virtualshareholdermeeting.com/AA2021

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa” or the “Company”) will be held virtually via live webcast at the date and time set forth above. Stockholders of record of Alcoa common stock at the close of business on March 11, 2021 are entitled to vote at the Annual Meeting.

The agenda items for the Annual Meeting are:

1.	election of 10 director nominees to serve for one-year terms expiring in 2022;
2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2021;
3.	approval, on an advisory basis, of the Company’s 2020 named executive officer compensation;
4.	stockholder proposal to amend stockholder ability to act by written consent, if properly presented; and
5.	transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 11, 2021 as the record date for determination of stockholders entitled to notice of, and to attend, participate in, and vote at, the Annual Meeting and any adjournments or postponements thereof. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction card. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/AA2021 during the Annual Meeting. Please see pages 5-6 of the accompanying Proxy Statement for details regarding the virtual Annual Meeting.

Your vote is important to us. Even if you plan to attend and participate in the Annual Meeting, please promptly vote your shares in advance of the Annual Meeting on May 6. Instructions on how to vote are found in the section entitled “How to Cast Your Vote” in the accompanying Proxy Statement.

For information about Alcoa, please visit our website at www.alcoa.com.

On behalf of Alcoa’s Board of Directors,

Marissa P. Earnest

Senior Vice President, Chief Governance Counsel and Secretary

March 19, 2021

1

201 Isabella Street, Suite 500

Pittsburgh, Pennsylvania 15212

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2021

The Company’s Notice of 2021 Annual Meeting of Stockholders, Proxy Statement and
2020 Annual Report on Form 10-K are available online at www.proxyvote.com

The Board of Directors (the “Board”) of Alcoa Corporation (“Alcoa” or the “Company”) is providing this Proxy Statement in connection with Alcoa’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/AA2021 on Thursday, May 6, 2021, at 10:00 a.m. Eastern Daylight Time (“EDT”), and any adjournment or postponement thereof.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are first being made available, released, or mailed to stockholders on March 19, 2021. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card or voting instruction card.

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2021 PROXY STATEMENT

Proxy Statement (continued)

Cautionary Statement regarding Forward-Looking Statements

This Proxy Statement contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. For a discussion of some of the specific factors that may cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements, see the risk factors described in our most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”), filed with the SEC on February 25, 2021, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described in the 2020 Form 10-K are not exclusive, and further information concerning our Company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report included herein shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

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2021 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Alcoa’s 2020 Form 10-K before you vote. References to “Alcoa,” “the Company,” “we,” “us,” or “our” refer to Alcoa Corporation.

2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 6, 2021, 10:00 a.m. EDT

Place:	Online at www.virtualshareholdermeeting.com/AA2021

Record Date:	March 11, 2021

Voting:	Alcoa Stockholders as of the record date noted above are entitled to vote on the proposals at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Additional Information:	Please see the section below entitled “Virtual Meeting Format” for further information about the virtual Annual Meeting format.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Alcoa.

Voting Before the Annual Meeting:

Stockholders of record and stockholders in an Alcoa savings plan can vote prior to the Annual Meeting by:

Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail If you received paper copies of our proxy materials, return your signed proxy card or voting instruction card

The deadline for voting online or by telephone is 11:59 p.m. EDT on May 5, 2021. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. EDT on May 3, 2021.

Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning their voting instruction card, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

Voting During the Annual Meeting:

If you are a stockholder of record or a beneficial owner who owns shares through a bank, brokerage firm, or similar organization, you may choose to vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice, proxy card, or voting instruction card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2021. Voting electronically online during the Annual Meeting will replace any previous votes.

Stockholders in an Alcoa savings plan may attend and participate in the Annual Meeting but will not be able to vote shares held in an Alcoa savings plan electronically online during the Annual Meeting. Stockholders in an Alcoa savings plan must vote in advance of the Annual Meeting using one of the methods described above.

Even if you plan to attend and participate in the Annual Meeting, please cast your vote as soon as possible. See the “Questions and Answers About the Annual Meeting and Voting” section for more details.

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

Voting Matters and Board Recommendations

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Item 1.	Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2022	✓ FOR Each Nominee	19
Item 2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2021	✓ FOR	44
Item 3.	Approval, on an Advisory Basis, of the Company’s 2020 Named Executive Officer Compensation	✓ FOR	47
Item 4.	Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented	✗ AGAINST	80

Virtual Meeting Format

We have decided to hold the Annual Meeting virtually again this year due to the ongoing coronavirus (COVID-19) pandemic in order to protect the health and well-being of our stockholders and employees and because hosting a virtual Annual Meeting (i) enables stockholders to attend and participate fully and equally from any location around the world, (ii) improves meeting efficiency and our ability to effectively communicate and engage with our stockholders, regardless of their size, resources, or physical location, (iii) provides for cost savings to the Company and our stockholders, and (iv) makes our Annual Meeting more sustainable by reducing its environmental impact, in support of our strategic priority to Advance Sustainably. For all of these reasons, there will not be a physical location for the Annual Meeting and you will not be able to attend in person.

Attendance and Participation

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AA2021. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice, proxy card, or voting instruction card. The Annual Meeting will begin promptly at 10:00 a.m. EDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin 15 minutes prior to the start of the Annual Meeting, at 9:45 a.m. EDT.

The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

We will also provide details on how to attend, ask questions, and participate in the Annual Meeting at https://investors.alcoa.com. We encourage you to check this website prior to the Annual Meeting if you plan to attend.

Questions and Information Accessibility

The virtual Annual Meeting format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question prior to the Annual Meeting, you may do so beginning one week in advance of the Annual Meeting, by logging in to www.proxyvote.com and entering your 16-digit control number. Once past the login screen, click on “Submit Questions.” If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AA2021, typing your question into the “Ask a Question” field, and clicking “Submit.”

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

Questions pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, https://investors.alcoa.com, as soon as practicable after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AA2021. In addition, information on how to obtain access to the list of stockholders of record entitled to vote at the Annual Meeting, which may be via a reasonably accessible electronic network, will be available during the ten days preceding the Annual Meeting on our website at https://investors.alcoa.com.

Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting will be made publicly available for one year at www.virtualshareholdermeeting.com/AA2021.

Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/AA2021 and at https://investors.alcoa.com.

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

Director Nominees

Alcoa’s Board is currently comprised of 12 members who are elected annually to each serve for a one-year term. In accordance with the director retirement policy included in our Corporate Governance Guidelines, Mr. Michael G. Morris and Ms. Kathryn S. Fuller, who have served as the Chairman of the Board and as a member of Board, respectively, since Alcoa became an independent publicly traded company in November 2016, are retiring from the Board as of the date of the Annual Meeting. The Board has approved that, immediately upon the conclusion of the Annual Meeting, the size of the Board will be reduced from 12 to 10 members.

In addition, Mr. Timothy P. Flynn, who has also served on the Board since November 2016, is not standing for re-election at the Annual Meeting. The Board has nominated Mr. Thomas J. Gorman for election to the Board as the immediate successor to Mr. Flynn’s position.

The following table provides summary information about each director nominee standing for election to the Board for a one-year term expiring at the 2022 Annual Meeting.

Name	Age	Director Since	Professional Background	Independent	Committee Memberships	Other Current Public Company Boards
Steven W. Williams (Non-Executive Chairman)	65	2016	Retired President and Chief Executive Officer, Suncor Energy Inc.	Yes	—	TC Energy Corporation
Mary Anne Citrino	61	2016	Senior Advisor, The Blackstone Group	Yes	Governance and Nominating (Chair); Safety, Sustainability and Public Issues	HP Inc.; Ahold Delhaize
Pasquale Fiore	60	2020	Consultant and Former President, GNL Québec	Yes	Audit; Safety, Sustainability and Public Issues	—
Thomas J. Gorman	60	—	Retired Chief Executive Officer, Brambles Ltd	Yes	—	Sims Limited; Orora Limited; Worley Limited
Roy C. Harvey	47	2016	President and Chief Executive Officer, Alcoa Corporation	No	—	—
James A. Hughes	58	2016	Managing Partner, EnCap Investments; Former Chief Executive Officer and Director, First Solar, Inc.	Yes	Audit; Safety, Sustainability and Public Issues	TPI Composites, Inc.; PNM Resources, Inc.
James E. Nevels	69	2016	Founder and Chairman, The Swarthmore Group	Yes	Compensation and Benefits (Chair); Governance and Nominating	WestRock Company
Carol L. Roberts	61	2016	Retired Senior Vice President and Chief Financial Officer, International Paper Company	Yes	Audit (Chair); Compensation and Benefits	VF Corporation
Suzanne Sitherwood	60	2016	President and Chief Executive Officer, Spire Inc.	Yes	Audit; Compensation and Benefits	Spire Inc.
Ernesto Zedillo	69	2016	Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization and Professor, Yale University; Former President of Mexico	Yes	Audit; Safety, Sustainability and Public Issues (Chair)	Citigroup Inc.

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

2020 Highlights

Business

In 2020, our achievements reflected our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably. We safely maintained operations throughout the year during the COVID-19 pandemic. In addition, we executed on our previously announced multi-year portfolio review aimed at driving lower costs and achieving sustainable profitability.

We continued to strengthen and progress the Company by:

•

Exceeding our 2020 target for cash actions, delivering in excess of $900 million through strategic actions, improvements in working capital and productivity, and savings and deferrals instituted in response to the COVID-19 pandemic;

•	Driving improved operational stability, achieving annual production records in our Bauxite and Alumina segments;
•

Executing on non-core asset sales, with announced transactions expected to generate approximately $840 million in cash, meeting the Company’s target range of between $500 million and $1 billion over the 12 to 18 month period following the program’s announcement in October of 2019;

•	Completed the restart of the Aluminerie de Bécancour Inc. smelter in Québec and curtailment of the Intalco smelter in Washington State; and
•	Expanded the SUSTANATM family of products to include the world’s first low-carbon alumina brand and earned additional certifications from the Aluminium Stewardship Initiative.

Executive Compensation

Our Compensation and Benefits Committee is committed to working with stockholders, the Board, and management to design compensation plans that motivate the Company’s executives and support business objectives that create stockholder value. The Company’s compensation plans for 2020 followed the same basic framework used in previous years but with some modifications to better reflect our focus on environmental, social, and governance (“ESG”) matters. The 2020 compensation plans and performance targets for the named executive officers (“NEOs”) were set prior to the COVID-19 pandemic, and the plan payouts have not been modified as a result of the pandemic. The Compensation and Benefits Committee believes the structure of our compensation programs remains appropriate, supports the Company’s business objectives and strategic priorities, and reflects stockholders’ interests.

Our Compensation and Benefits Committee abides by an executive compensation philosophy with four guiding principles to drive pay-for-performance and stockholder alignment:

(1)	Motivational: Our executive compensation plans are intended to be highly motivational, retentive, and critical to executive recruiting.
(2)

Targeted at Median: Total compensation (base salary, annual cash incentives (“IC”), and long-term equity incentives (“LTI”)) is targeted at the median of the peer group, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved at higher than target levels.

(3)	Equity-Dominant and Aligned with Stockholders: Equity is the most significant portion of total compensation for NEOS in order to align the interests of NEOs with our stockholders.
(4)

Diversified Metrics: IC and LTI metrics focus management’s actions on Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and on achieving the greatest positive impact on financial performance without creating undue risk.

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement provides a detailed discussion of Alcoa’s executive compensation philosophy and the pay programs applicable to our NEOs in 2020. Our executive compensation philosophy and programs include many best practices, as highlighted in the table below.

WHAT WE DO	WHAT WE DON’T DO

✓  We pay for performance

✓  We consider and benchmark against peer groups in establishing compensation

✓  We review compensation tally sheets for our executive officers

✓  We maintain robust stock ownership guidelines

✓  We schedule and price equity award grants to promote transparency and consistency

✓  We have clawback policies incorporated into our incentive plans

✓  We have double-trigger equity vesting in the event of a change-in-control where awards are assumed

✓  We pay competitive salaries and provide appropriate benefits to our executive officers

✓  We use a mix of stock price appreciation and financial and operational metrics to align with the interests of stockholders

✓  Our short-term incentive compensation program contains safety and diversity metrics and our long-term equity incentive program is aligned with our strategy and contains metrics relating to reductions in carbon intensity.

✓  We have a conservative compensation risk profile

✓  Our Compensation and Benefits Committee retains an independent compensation consultant

✗  We do not pay dividend equivalents on stock options and unvested restricted share units

✗  We do not allow share recycling

✗  We do not discount stock options or reprice underwater stock options (including cash-outs) without stockholder approval

✗  We do not allow short selling, hedging, or pledging of Company securities by our directors, executive officers, or employees

✗  We do not have excise tax gross-ups in our Change in Control Severance Plan

✗  We do not enter into multi-year employment contracts with our executive officers

✗  We do not pay above-market earnings on deferred compensation or other nonqualified plans

✗  We do not encourage excessive risk-taking in compensation practices

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

Alignment of Pay and Performance

Our executive compensation program is designed so that IC and LTI, both of which are at-risk compensation, comprise the most significant portion of each NEO’s total compensation, meaning that the majority of pay is tied directly to the Company’s financial and stock price performance. Our NEOs’ compensation, as reported in the Summary Compensation Table (“SCT”), reflects the accounting value of LTI at the time of grant and not the value actually realized or potentially realizable from these grants. As a result, the SCT representation of our NEOs’ compensation reflects potential compensation at the time of the grant of the award and does not fully capture the alignment of pay and performance in our executive compensation program.

For purposes of demonstrating that our executive compensation program is indeed tied directly to the Company’s performance, we compared the target compensation of our Chief Executive Officer (“CEO”) relative to his actual incentive compensation for 2020, with respect to short-term incentive compensation, and for the three-year performance period of 2018-2020 for the LTI. The combined actual payout value was approximately 25.3% of the target awards.

(1)

Reflects the LTI Awards granted in January 2018 and valued using the closing price per share of $23.05 on December 31, 2020 based on earned amounts: (i) PRSUs for the performance period from January 1, 2018 through December 31, 2020; and (ii) time-based RSUs and Stock Options with the three-year vesting period of January 24, 2018 through January 24, 2021.

(2)	Reflects the 2020 IC plan actual results for the January 1, 2020 through December 31, 2020 performance period.

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

Corporate Governance

The Company is committed to world class corporate governance practices, which enhance accountability to our stockholders and support the long-term success of our business. Our corporate governance practices, highlighted below, are described in greater detail in the “Corporate Governance” section of this Proxy Statement.

Board Independence and Accountability
Board Independence	✓ Independent Board Chairman. ✓ 11 of 12 current directors, and 9 of 10 director nominees, are independent. Our President and CEO is the only management director.
Board Leadership

✓  Our non-executive Chairman is appointed by the independent directors of the Board.

✓  We maintain separate roles of non-executive Chairman and CEO.

✓  Our non-executive Chairman presides during the Board’s executive sessions.

Board Engagement

✓  Attendance:

•   Directors’ attendance at annual meetings of stockholders is expected absent good reason.

•   Director attendance at Board and committee meetings averaged 96% in 2020.

•   Approximately 96% average attendance rate by current directors at Board and Committee meetings since 2016.

✓  Our non-employee directors meet in regularly-scheduled executive sessions without management present.

✓  Our Board actively oversees and guides the Company’s strategic direction and long-term planning decisions, including through regular assessment and oversight of Alcoa’s risk profile and exposures.

Board Composition and Diversity

✓  Our current directors and our new director nominee have a diverse mix of skills, experience, and backgrounds, including high integrity, financial literacy, leadership experience, and business acumen, as specifically described under “Item 1 Election of Directors.”

✓  Five of our 10 director nominees are female or racially/ethnically diverse.

✓  Our director nominees represent a mix of new perspectives and longer-tenured directors. Eight director nominees have served on the Board since our Company was formed in 2016, and two director nominees were first nominated to serve on the Board in the past year.

✓  In 2020, we adopted a form of the “Rooney Rule” as part of our Corporate Governance Guidelines such that the Governance and Nominating Committee will consider, and will request that any search firm it engages include, qualified women and racially/ethnically diverse persons in the initial pool of candidates from which director nominees are chosen.

Board Committees

✓  Fully independent Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees.

✓  Each committee has a written charter that is reviewed on an annual basis and available on our website.

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2021 PROXY STATEMENT

Proxy Statement Summary (continued)

Board Accountability

✓  Annual elections of all directors.

✓  Simple majority voting in uncontested director elections.

✓  If not elected, a director must tender his or her resignation to the Board for its consideration.

✓  Annual certification of compliance with the Code of Conduct and related governance and ethics policies.

✓  Stockholder right to call special meetings of stockholders.

✓  No supermajority voting provisions for amendments to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the Amended and Restated Bylaws (the “Bylaws”), or to approve corporate transactions.

✓  Annual Say-on-Pay vote.

✓  Annual stockholder ratification of the Audit Committee’s selection of our independent auditor.

✓  Stockholder engagement program to understand investor perspectives.

✓  One share, one vote.

✓  No poison pill.

Responsiveness to Stockholders

✓  Following each annual meeting, the appropriate committees of the Board consider the vote outcomes of the management and stockholder proposals and, depending on those vote outcomes, may recommend proposed courses of action.

✓  At the 2020 Annual Meeting, an advisory stockholder proposal requesting that the Board take the steps necessary to permit stockholders to act by written consent did not pass and received the support of approximately 41% of shares represented at the 2020 Annual Meeting and entitled to vote. The Governance and Nominating Committee continues to believe that, in light of the Company’s existing governance profile, including the fact that the Company’s Bylaws provide stockholders with a meaningful right to call special meetings, among other rights, it is unnecessary to take steps to implement this proposal. This same proposal also received less than majority support at the 2019 Annual Meeting. The 2020 and 2019 Annual Meeting voting results reflect that the holders of a majority of shares represented at each meeting and entitled to vote continue to support the Company’s current governance practices.

Proxy Access

✓  Stockholders have the ability to nominate directors through proxy access.

•   Available to a stockholder or a group of up to 20 stockholders that holds at least 3% of the Company’s common stock for at least three years.

•   May nominate the greater of two candidates or 20% of the number of directors then in office.

Board Effectiveness
Board and CEO Evaluation and Assessments	✓ Annual Board and Board committee self-evaluation process. ✓ Annual Board evaluation of the CEO. ✓ Ongoing assessment of corporate governance best practices appropriate for Alcoa.
Overboarding Limits

✓  Directors are subject to overboarding limitations:

•   Audit Committee members should not simultaneously serve on more than two other public companies’ audit committees in addition to the Alcoa Audit Committee.

•   Directors who are executive officers of public companies should not serve on more than one public company board in addition to the Alcoa Board.

•   Other directors should not serve on more than three other public company boards in addition to the Alcoa Board.

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Proxy Statement Summary (continued)

Stockholder Access to Directors

✓  Stockholders may contact our Board as a whole, individual directors, or management by email or regular mail.

✓  Stockholders also have the opportunity to engage with management at periodic investor conferences.

Board Oversight of Risk

✓  Our full Board is responsible for risk oversight, and the Board committees oversee certain key risks.

✓  Our Board oversees management in its assessment and mitigation of risks, and in taking appropriate risks.

Board Oversight of Political Activities	✓ The Safety, Sustainability and Public Issues Committee oversees the Company’s policies and practices relating to its political activities.
Board Oversight of Human Capital Management	✓ The Compensation and Benefits Committee oversees the Company’s strategies relating to human capital management, including talent acquisition and retention.
Succession Planning	✓ The Board actively monitors our management succession and development plans. ✓ The Board is regularly updated on employee engagement, diversity, and retention matters.

Alignment with Stockholder Interests
Clawback and Anti-Hedging and Pledging Policies

✓  Our clawback policy permits the Company to recoup certain compensation payments in the event of a significant restatement of financial results or violations of the Code of Conduct or similar codes that cause significant harm to Alcoa.

✓  Directors, executive officers, and employees are prohibited from:

•   executing short sales of Alcoa securities and derivative or speculative transactions in Alcoa securities;

•   using financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Alcoa securities; and

•   holding Alcoa securities in margin accounts or pledging Alcoa securities as collateral.

Stock Ownership

✓  Executive officers and non-employees directors are subject to robust stock ownership guidelines:

•   The CEO and each of the other NEOs must retain equity equal in value to six-times and two- to three-times their base salaries, respectively.

•   Non-employee directors must retain equity in value of at least $750,000 until retirement.

Sustainability

✓  Alcoa is committed to operating sustainably.

✓  We established the Safety, Sustainability and Public Issues Committee to dedicate Board time to focus on sustainability, among other matters.

✓  We publish an annual Sustainability Report, which can be found at www.alcoa.com/sustainability.

✓  More details about Alcoa’s commitment to sustainability are described below.

Corporate Responsibility

Our three core values—Act with Integrity, Operate with Excellence, and Care for People—provide the foundation for our approach to corporate responsibility and shape the way that we pursue our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably. We believe that we can accelerate value creation by answering society’s increasing demand for sustainable solutions. We are focused on developing and maintaining a Company with engaged employees who leverage sustainability to differentiate our operations and products. Through our stakeholder

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Proxy Statement Summary (continued)

engagement practice, Alcoa Foundation, and other programs at Alcoa, the Company engages with local communities, non-governmental organizations, and other parties on numerous sustainability and related initiatives.

Presented below are some of the highlights of Alcoa’s corporate responsibility program. You can find additional details about these and other related programs on our website at www.alcoa.com.

Act with Integrity	We are open, honest and accountable.
Ethics and Compliance

✓  Our Company-wide ethics and compliance program ensures that integrity guides our business every day and every decision we make.

✓  Our entire worldwide workforce is required to adhere to our ethics policies and procedures, and to comply with all applicable laws and regulations.

✓  We expect our suppliers to adhere to ethical and sustainable business practices as outlined in our Supplier Standards, which were developed based on our core values.

✓  Our Global Supplier Sustainability Program works to ensure that our values are incorporated into our supply chain and provides due diligence about and insight into, the ESG performance of key suppliers, allowing us to work with these suppliers to advance sustainability.

✓  Our partnership with EcoVadis provides an independent supplier assessment against 21 criteria in the categories of environment, labor and human rights, ethics, and sustainable procurement.

Code of Conduct and Related Policies

✓  Alcoa’s Code of Conduct and related policies (including Anti-Corruption and Human Rights policies) apply to all Company directors, officers, and employees.

✓  Our Code of Conduct and our other policies set forth expectations regarding how we conduct business worldwide, consistent with our values and applicable laws.

✓  Training on our Code of Conduct and other policies is required for all employees and new hires.

Promoting Ethical Behavior

✓  We maintain an Integrity Line available to employees, suppliers, and the general public to report ethical or compliance issues 24/7 in eight languages at www.alcoa.com.

✓  In 2020, all salaried employees were required to complete online training courses on the Code of Conduct and anti-corruption.

Operate with Excellence	We relentlessly pursue outstanding and sustainable results.
Operations

✓  In response to the outbreak of COVID-19, we took comprehensive measures to protect employees, contractors, and communities from risks associated with the pandemic, and as a result of these measures, all of our global operations maintained production without interruption, and our segments did not experience any significant disruption in their supply sources.

✓  Our operating model, implemented in November 2019, has resulted in a leaner, more integrated, operator-centric organization with reduced overhead costs.

✓  In 2020, we set annual production records for both the Bauxite and Alumina segments.

Sustainability Efforts and Recognitions

✓  Advancing Sustainably is one of Alcoa’s strategic priorities and is an integral part of our culture and core strategy based on three pillars of:

•   Creating sustainable value for the communities where we operate with the aim to maintain our license to operate and grow our business;

•   Enhancing the value of our products through differentiation to improve our profitability; and

•   Minimizing our negative environmental impacts and improve our health and safety performance.

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Proxy Statement Summary (continued)

✓  We base the content of our sustainability reporting primarily on the requirements of the Global Reporting Initiative Standards, the 10 Principles and eight Position Statements of the International Council on Mining and Metals, our materiality analysis, and feedback from our stakeholders. We also look to other external standards and initiatives, including the recommendations of the Task Force on Climate-related Financial Disclosures.

✓  We are a member of the International Council on Mining and Metals (ICMM), which focuses on enhancing the industry’s contribution to society with safe, fair, and sustainable practices.

✓  As of December 2020, the Company has earned Performance Standard certifications from the Aluminium Stewardship Initiative (ASI) for 13 sites, including three bauxite mines, five alumina refineries, and five aluminum smelters and casthouses. Several sites are also covered by the ASI’s Chain of Custody standard, enabling the Company to market products with ASI’s certification. The Chain of Custody certification and its performance standards provide independent, third-party validation and traceability of responsible production, sourcing, and stewardship of aluminum.

✓  We have been named an Industry Leader by the Dow Jones Sustainability Index and have been included in the index every year since 2016.

✓  ELYSISTM, a joint venture project, is working to advance larger scale development and commercialization of our patent-protected smelting technology that emits oxygen and eliminates all direct greenhouse gas (“GHG”) emissions from the traditional aluminum smelting process. In December 2020, ELYSIS announced the completion of construction on its new R&D center in Québec.

✓  Our SUSTANATM line of aluminum products is produced with low carbon emissions and recycled content. This line includes:

•   EcoLumTM low-carbon aluminum, produced with less than 4.0 metric tons of CO2e for every ton of metal produced, including both direct and indirect emissions for bauxite mining, alumina refining, smelting and casting. This performance is approximately 3.5 times better than the industry average and is offered in a full range of primary products, including billet, foundry, slab, unalloyed high purity, and P1020.

•   EcoSourceTM smelter-grade alumina, produced with carbon emissions that are better than 90% of the industry. EcoSourceTM has no more than 0.6 metric tons of carbon dioxide equivalents per ton of alumina produced, leveraging our mine-to-refinery advantage.

•   EcoDuraTM aluminum, made with a minimum of 50 percent recycled content. The product can also deliver benefits for building and construction customers in terms of LEED® certification points.

✓  Aluminum is an infinitely recyclable product. We recycle aluminum in our casting and rolling operations, using both internal and purchased scrap. We also have closed-loop processes in place with customers, where aluminum scrap from their operations is returned to us for reuse. In our primary aluminum casthouses, we use purchased third-party and closed-loop scrap to produce our EcoDuraTM billet.

Environmental Initiatives

✓  In 2020, we published our Climate Change Policy to further our commitment to understanding and managing climate and carbon-related risks and opportunities within our operation and to align our long-term goal for GHG emissions reduction with the Paris Accord.

✓  We endorse biodiversity conservation, and we consider the mitigation hierarchy of avoidance, minimization, restoration, and offsets during the lifecycle stages of our

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Proxy Statement Summary (continued)

operations. In 2020, we launched a new Biodiversity Policy aimed at achieving zero biodiversity loss in new projects and major expansions.

✓  We seek to avoid protected areas through our commitment not to explore, mine, or operate in World Heritage Sites and through rehabilitation and reclamation projects. Prior to commencing new construction projects or significantly expanding existing facilities, we conduct an environmental assessment to identify any potential impacts to biodiversity.

✓  We are leaders in land rehabilitation, which allows us to be among the few to mine bauxite in two of the most sensitive areas on the planet—the Jarrah Forest in Western Australia and in the Amazon rainforest in Brazil.

✓  In 2020, we adopted our Water Stewardship Policy and updated our Water and Wastewater Management Standard, which requires each Alcoa location to develop a water management plan and an action plan for higher-risk aspects.

✓  We work to reduce or eliminate waste in our operations and keep resources in use for as long as possible by: (1) reducing the volume or toxicity of waste at the source, (2) reusing waste or industrial byproduct, (3) recovering value from wastes through recycling, (4) recovering heat value from wastes, and (5) reducing the volume, toxicity, and other hazardous characteristics of wastes prior to disposal or discharge.

✓  80% of our operating plants are certified against ISO 14001:2015 Environmental Management Systems Standard.

✓  As of December 31, 2020, approximately 78% of the aluminum smelting portfolio operated by Alcoa ran on renewable power sources, lessening our demand for fossil fuels.

✓  Our long-term sustainability goals are described in our annual sustainability report and include, among others, GHG reduction targets and the reduction of total water use from water-scarce locations.

✓  We maintain robust environmental compliance tracking systems with environmental compliance assessments integrated into our risk-based environmental, health, and safety (“EHS”) assessment process.

Care for People	We treat all people with dignity and provide a diverse, inclusive work culture.
Inclusion and Diversity

✓  We hold our leaders accountable for inclusion and diversity and have incorporated diversity goals into our executives’ annual IC.

✓  Our businesses track diversity metrics and initiatives.

✓  In 2020, the Board adopted a form of the “Rooney Rule” with respect to the identification of candidates for election as directors, pursuant to which qualified women and racially/ethnically diverse persons will be included in the initial pool from which director nominees are chosen.

✓  We are committed to achieving gender balance across Alcoa. As of December 31, 2020, women comprised approximately 15.6% of our global workforce.

✓  We were named to the 2020 Bloomberg Gender-Equality Index, which recognizes companies committed to transparency in gender reporting and advancing women’s equality.

✓  We have developed a trusting workplace program, which includes a Harassment and Bullying Free Workplace Policy.

✓  In October 2020, we launched our Global Inclusion & Diversity Council of diverse leaders across the Company to support the execution of our inclusion and diversity strategy aimed at building an inclusive culture where employees feel valued, empowered, and respected.

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Proxy Statement Summary (continued)

✓  We offer several global resources and inclusion groups for our employees, including: AWARE – Alcoans working actively for racial-ethnic equality; EAGLE, our LGBT+ Equality inclusion group; and AWN – Alcoa Women’s Network.

✓  We seek to hire local candidates where possible and to provide a safe, respectful, and inclusive workplace that reflects the diversity of the communities in which we operate.

Employee Compensation, Training and Development, and Talent Acquisition

✓  To attract, retain, motivate, and engage our employees, we provide compensation that is competitive within the relevant labor market.

✓  Our People Development Program aims to develop our employees by giving them tools to engage in rounded feedback sharing and check-ins with their manager for ongoing development. We consider each employee’s full contribution and unique performance against our four contribution factors: (1) performance against goals, including individual contributions; (2) demonstration of Alcoa behaviors; (3) impact to the business and team; and (4) use of development for success.

✓  We engage and develop our workforce through webinars, communications to equip employees and managers to share feedback with others in a constructive way, and career check-ins as part of our integrated talent cycle to ensure employee career aspirations are thoughtfully considered when making decisions related to succession planning, moves, and more.

✓  Our global HR system provides an internal listing of all career opportunities globally and we have implemented a tool that ensures our job postings are gender neutral and without bias.

Community Engagement

✓  Through our humanitarian aid program, Alcoa Foundation has pledged more than $1.6 million to support COVID-19 relief efforts in 23 communities across seven countries where we operate, with a special focus on Brazilian communities that have been more adversely affected by the pandemic. This pledge is in addition to the nearly $3 million the Alcoa Foundation already committed to grantmaking in local communities to support humanitarian aid projects. These funds have been used by grant recipients to address food insecurity and to support programs that are providing personal protective equipment, reinforcing emergency relief funds, offering mental health and counseling resources, and addressing job/housing insecurity issues.

✓  Alcoa actively participates in every community in which we operate through partnerships to address local needs in a sustainable manner. One of our goals is stimulating economic activity at the local and regional levels to enable improved quality of life for employees and neighbors including by:

•   providing stable, fair-paying jobs;

•   procuring goods and services from local suppliers when possible;

•   paying income and other taxes; and

•   investing in community infrastructure and initiatives.

✓  Our Indigenous Peoples Policy represents our continuing commitment to be honest and responsible in dealing with communities where we operate and where we actively manage closed sites. We recognize and respect the diversity, cultures, customs, and values of Indigenous Peoples (tribal peoples, first peoples, native people, and aboriginal people), and we acknowledge their needs, concerns, and aspirations regarding their heritage and traditions.

✓  During 2020, our employees found safe ways to continue volunteering, including beach clean ups in Western Australia, the collection and distribution of food in Brazil, and a virtual volunteer event with family members.

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Proxy Statement Summary (continued)

Human Rights

✓  We are committed to respecting human rights wherever we operate in the world and published a new Human Rights Policy aligned with the United Nations Principles for Business and Human Rights and the International Labor Organization Core Conventions.

✓  The Alcoa Human Rights Council (the “Council”) focuses on supporting human rights programs based upon the principles mentioned above and defines and implements management systems that enable us to respect and support individual and collective human rights affected by our operations. The Council is sponsored at the executive level of Alcoa and includes representatives from each region and key resource unit.

Safety and Health

✓  In response to the COVID-19 pandemic and related mitigation measures, we began implementing changes in our business in March 2020 in an effort to protect our employees and customers, and to support appropriate health and safety protocols, including (i) adjusting shift schedules and other work patterns to create separation for the workforce and ensuring redundancy for critical resources, (ii) developing and implementing additional hygiene protocols and cleaning routines at each of our locations, (iii) deploying communications to our suppliers, vendors, customers, and delivery personnel on our comprehensive actions, (iv) issuing global communications to educate and update employees on public health practices to mitigate the potential spread of the virus in our communities, (v) restricting access to ensure that everyone entering Alcoa sites is free of the signs and symptoms of COVID-19, (vi) implementing remote work procedures, where practical, and (vii) eliminating non-essential travel.

✓  We strive to have zero fatalities and zero life-threatening or life-altering injuries and illnesses. Our systems are designed to prevent loss of life and serious injury at our locations. This is our most fundamental objective.

✓  Our OneAlcoa: United for Safety initiative integrates temporary workers, contractors, and visitors into our safety programs and data. While we have seen some year-over-year increases in our safety rates as we better identify risks with these groups, all of our rates have remained significantly below the most recent U.S. manufacturing averages.

✓  We have a safety strategy based on the use of reliable systems and a supportive safety culture. A number of different programs are implemented under these pillars, including:

•   critical safety risk management standards;

•   a risk-based audit program;

•   consistent root cause analysis for incident investigations;

•   a universally recognized management framework for our EHS risk evaluation, planning, objective setting, and operational control activities;

•   certification of the majority of our locations in a core operating standard based on human performance, which teaches employees how to anticipate and recognize situations where errors are likely to occur and empowers employees and contractors to stop work if they believe a situation is unsafe;

•   a safety leadership standard;

•   safety leadership training;

•   safety culture measurements; and

•   the integration of safety into talent management.

✓  We have various programs and initiatives in place, at both the local and Company-wide levels, that are designed to prevent future occupational disease through our exposure controls, support personal health and well-being through our workplaces and culture, and allow us to operate in a manner that does not negatively impact the health of our communities.

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Item 1 Election of Directors

Alcoa’s Board, upon the recommendation of the Governance and Nominating Committee, has nominated 10 directors (9 current directors and one new director nominee) for election at this year’s Annual Meeting to hold office until the conclusion of the 2022 Annual Meeting. Directors are elected on an annual basis each for one-year terms.

All of the nominees, other than Mr. Gorman, currently serve as directors on the Alcoa Board and were elected to the Board by the stockholders at the 2020 Annual Meeting. Mr. Gorman was first introduced to the Governance and Nominating Committee as a potential nominee by a third-party search firm engaged by the committee. Each director nominee has agreed to be named in this Proxy Statement.

Pursuant to Alcoa’s Director Retirement Policy, outlined in our Corporate Governance Guidelines, no director should stand for election or re-election to the Board if the director has reached age 75 before the date of election or will reach age 75 during the term for which the director is being considered for nomination, unless the Governance and Nominating Committee determines that such director’s continued service is in the Company’s interests. In accordance with this policy, Mr. Michael G. Morris and Ms. Kathryn S. Fuller have not been nominated for re-election at the Annual Meeting, and their terms on the Board will expire at the conclusion of the Annual Meeting. In addition, Mr. Timothy P. Flynn previously provided notice to the Company that he did not wish to stand for re-election at the Annual Meeting and, as such, he has not been nominated for re-election at the Annual Meeting, and his term on the Board will expire at the conclusion of the Annual Meeting. The Board has nominated Mr. Thomas Gorman for election to the Board to immediately succeed to Mr. Flynn’s position on the Board. The Board has approved that, immediately upon the conclusion of the Annual Meeting, the size of the Board will be reduced from 12 to 10 members.

We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Majority Voting for Directors

Alcoa’s Bylaws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

If an incumbent director nominee is not elected in an uncontested election and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board. The Governance and Nominating Committee (excluding the nominee, if applicable) then will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board, excluding the nominee, will determine whether to accept the resignation and publicly disclose its decision in accordance with the Bylaws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of stockholders. In a contested election, the required vote is a plurality of votes cast. The election of directors at the Annual Meeting will be an uncontested election of directors.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes”). The following pages include biographical information about each of the director nominees and their specific experiences, qualifications, skills, and attributes that have led the Board and the Governance and Nominating Committee to conclude that they should serve as directors on Alcoa’s Board. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under the New York Stock Exchange (“NYSE”) listing standards and the Company’s Director Independence Standards. See “Director Independence.”

Director Qualifications, Skills, and Attributes

Our director nominees have substantial leadership, management, and industry experience and expertise in various fields, including international business, government relations and regulation, and in ESG matters. The diversity of experience of our director nominees, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably.

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Item 1 Election of Directors (continued)

Because the skills matrix below is a summary, it does not include all of the qualifications, skills, attributes, experiences, and diversity that each director nominee offers.

Director Qualifications, Attributes, and Skills
Diversity. Defined to include diversity with respect to gender, race, and ethnicity and based on director nominees’ self-identified diversity characteristics		∎					∎	∎	∎	∎
Leadership Experience. Significant leadership experience, including serving as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Industry Knowledge. Experience in the Company’s businesses and industries, including mining, refining, manufacturing, energy, and metals, contributes to the Board’s practical understanding in defining and directing Company strategy	∎		∎	∎	∎	∎		∎	∎
Operations. Experience overseeing complex operations and developing and implementing operational plans and business operations strategy contributes to the Board’s oversight of Company operations and strategy	∎		∎	∎	∎	∎	∎	∎	∎
Financial Literacy. Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Risk Assessment/ Management. Experience overseeing complex risk management matters strengthens the Board’s oversight of risks facing our Company	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Labor/Human Resources. Experience in management of labor relations, in human resources, inclusion and diversity, and talent management contributes to the Board’s practical understanding in Company decision-making and strategy, including regarding the attraction and retention of our workforce	∎		∎	∎	∎	∎	∎	∎	∎
Compensation. Experience with executive compensation and broad-based incentive programs contributes to the Board’s expertise in long- and short-term compensation planning	∎			∎	∎	∎	∎	∎	∎
Global Business. Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S. contributes to a diversity of perspectives in Board decision-making	∎	∎	∎	∎	∎	∎		∎		∎
Government/Regulatory. Experience in government and regulatory affairs, and regulated industries, including as part of a business and/or through positions with government organizations and regulatory bodies, contributes to the Board’s understanding of the regulatory environment and working with government agencies	∎	∎	∎	∎		∎	∎		∎	∎
Scientific Innovation/Technology. Technical or scientific knowledge and experience implementing technology strategies strengthens the Board’s expertise in research and development, long-term planning, and strategy	∎	∎	∎		∎	∎		∎	∎	∎
Legal. Experience acquired through a law degree in understanding legal risks and obligations strengthens the Board’s oversight of risks facing our Company						∎	∎
Environmental/Sustainability. Experience in environmental matters, community affairs, and/or corporate responsibility initiatives including sustainability, supports our goals to operate ethically, and with accountability and transparency	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

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Item 1 Election of Directors (continued)

As further described below, our director nominees represent a range of backgrounds and overall experience. The Board believes that the mix of directors should possess a diverse range of experiences, knowledge, skills, judgment, perspectives and characteristics (which may include diversity with respect to race, color, ethnicity, national origin, gender, sexual orientation, identity, and age), as such diversity contributes to the overall competencies and effectiveness of the Board. Of the 10 director nominees, 30% are women, 20% are racially/ethnically diverse, and 30% hold citizenship outside of the United States. The ten director nominees also represent a range of ages: under 50 (10%); 50-59 (10%); and 60-69 (80%). In selecting a director nominee, the Governance and Nominating Committee focuses on skills, expertise, diversity and background that would complement the existing Board. The Board recognizes that the Company’s businesses and operations are diverse and global in nature. The Governance and Nominating Committee uses the skills matrix, the annual Board and committee evaluation process, and its corporate governance policies to guide and assist in its evaluation of the overall diversity of the Board.

Background information about the director nominees, including the business experience, individual skills, and qualifications that contribute to the Board’s effectiveness as a whole, are described on the following pages.

The Board of Directors recommends a vote “FOR” the election of each of the ten director nominees to serve for one-year terms expiring in 2022.

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Item 1 Election of Directors (continued)

Steven W. Williams (Non-Executive Chairman) Director since: 2016 Age: 65 Committees: Not Applicable Other Current Public Directorships: TC Energy Corporation

Career Highlights and Qualifications: Mr. Williams was the Chief Executive Officer of Suncor Energy, Inc., a Canadian integrated energy company, from May 2012 until his retirement in May 2019, and he served as President of Suncor Energy from December 2011 to November 2018. His career with Suncor Energy began in 2002 when he was appointed Executive Vice President, Corporate Development and Chief Financial Officer. He also served at Suncor Energy as Executive Vice President, Oil Sands, from 2003 to 2007 and as Chief Operating Officer, from 2007 to 2011. Mr. Williams has more than 40 years of international energy industry experience, including 18 years at Esso/Exxon.

Other Current Affiliations: Mr. Williams is a fellow of the Institution of Chemical Engineers, a member of the Institute of Directors, and is a member of the National Association of Corporate Directors. He is one of 12 founding chief executive officers of Canada’s Oil Sands Innovation Alliance, a former member of both the advisory board of Canada’s Ecofiscal Commission and the Board of the Business Council of Canada.

Previous Public Directorships: Suncor Energy, Inc. (2012-2019)

Attributes and Skills: Mr. Williams has decades of experience in leadership positions at large, publicly-traded energy companies. His expertise in the energy sector, with both operational and financial aspects, international perspective, and ESG experience bring valuable insight and experience to the Board as we execute on our long-term strategy and priority to Advance Sustainably. Mr. Williams also has extensive experience with business leadership organizations and advising government organizations regarding businesses and the economy.

Mary Anne Citrino

Director since: 2016

Age: 61

Committees: Governance and Nominating Committee (Chair); Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

HP Inc.; Ahold Delhaize

Career Highlights and Qualifications: Ms. Citrino has served as Senior Advisor of The Blackstone Group, a multinational private equity, alternative asset management, and financial services corporation, since 2015, and was Senior Managing Director of Blackstone Advisory Partners L.P. from 2004 until 2015. At Blackstone, she has advised a broad range of clients in the consumer products industry, including Procter & Gamble, Kraft Foods, and Nestlé. Before joining Blackstone, she spent more than 20 years advising clients at Morgan Stanley, where she served as a Managing Director.

Other Current Affiliations: Ms. Citrino also serves on the boards of private companies Trilliant Food and Nutrition, LLC, a vertically integrated coffee manufacturer, InComm Inc., a provider of global prepaid and payment solutions, and Global Supply Chain Finance Ltd., a company specialized in servicing supply chain finance programs.

Previous Public Directorships: Health Net, Inc. (2009-2016); Dollar Tree Inc. (2005-2018); Barclays plc (2018-2020)

Attributes and Skills: Ms. Citrino’s more than 30-year career as an investment banker provides the Board with substantial knowledge regarding business operations strategy, as well as financial and investment expertise, which is important to the Board and Alcoa as the Company pursues its strategic plans.

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Item 1 Election of Directors (continued)

Pasquale (Pat) Fiore Director since: 2020 Age: 60 Committees: Audit; Safety, Sustainability and Public Issues

Career Highlights and Qualifications: Mr. Fiore is a consultant for GNL Québec, a Québec-based project development, construction, and operations company (“GNL”), where he previously served as President from 2018 to 2020 and oversaw the development of a liquified natural gas facility. Prior to joining GNL in 2018, Mr. Fiore was a Major Project Sponsor for a multi-billion dollar smelter modernization project and then the Interim Chief Financial Officer of the aluminum business of Rio Tinto, a metals and mining company, until his retirement in 2015. Mr. Fiore had also served as the President and Chief Executive Officer of Rio Tinto Group’s Global Bauxite and Alumina business in Australia from 2010 to 2014 and was Chief Operating Officer of the Atlantic Bauxite and Alumina business from 2008 until 2010. Previously he was a Global Practice Leader, Production, of Rio Tinto on a London-based team through which he developed and implemented best practice methodologies and metrics for asset management, fixed plant processing and strategic mine planning across the global organization. From 1982 to 2006, Mr. Fiore held several positions at QIT-Fer et Titane, a Canadian mining company, including as President and several other technology and operations management positions, prior to and following its acquisition by Rio Tinto.

Other Current Affiliations: Mr. Fiore serves on the board of Feedback, a private music streaming company. He has been a professional engineer in the Order of Professional Engineers of Québec since 1982 and was a member of the board of directors of OxyNobel, a magnesium silicate recycling company from 2015 to 2020.

Previous Public Directorships: Noranda Aluminum Holding Corporation (2015-2016)

Attributes and Skills: Mr. Fiore’s more than 35 years of experience in the global metals and mining industry, including his significant experience in managing global bauxite and alumina operations, contributes substantial industry knowledge to the Board and provides a valuable perspective on the operations and business strategy of a vertically integrated aluminum producer. Having served in roles ranging from a research engineer to the leader of a major business group, Mr. Fiore has significant leadership, industry, and global operational expertise. Mr. Fiore is an audit committee financial expert.

Thomas J. Gorman

Not Currently Serving: First Nominated for Election at the 2021 Annual Meeting

Age: 60

Committees: Not Applicable

Other Current Public Directorships: Sims Limited; Orora Limited; Worley Limited

Career Highlights and Qualifications: Mr. Gorman served as Chief Executive Officer of Brambles Ltd, an Australian-listed global supply chain logistics company, from 2009 until his retirement in 2017, having joined Brambles Ltd as President of Europe, Middle East, and Africa in 2008. Mr. Gorman served as the President of Ford Australia from 2004 to 2008 and oversaw the establishment of an Asia-Pacific engineering center of excellence in Australia. Mr. Gorman joined the Ford Motor Company in 1987 and held several senior executive positions over his 21-year career at Ford, including positions in Europe, North America, and Australia.

Other Current Affiliations: Mr. Gorman serves as a trustee of the Maine Chapter of The Nature Conservancy and is a director of High Resolves, an Australian-based non-profit focused on global citizenship education.

Attributes and Skills: Mr. Gorman has over 30 years of international business, logistics, and manufacturing experience. His previous leadership positions and substantial knowledge of global business operations, including extensive experience in Australia, allow him to contribute valuable management, operational, financial, and strategic expertise to the Board. Mr. Gorman’s previous employment and current public and private company board experience provide a unique perspective on global sustainability and ESG related matters.

23

2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

Roy C. Harvey Director since: 2016 Age: 47 Committees: Not Applicable

Career Highlights and Qualifications: Mr. Harvey is the President and Chief Executive Officer of Alcoa Corporation. Mr. Harvey has served as Chief Executive Officer of Alcoa since November 2016 and as President since May 2017. From October 2015 until November 1, 2016, the date of the separation of Alcoa from its former parent company, Alcoa Inc. (the “Separation”), Mr. Harvey was Executive Vice President of Alcoa Inc. and President of its Global Primary Products business. From June 2014 to October 2015, he was Executive Vice President, Human Resources and Environment, Health, Safety and Sustainability at Alcoa Inc. As part of that role, he also oversaw the Alcoa Foundation. In addition, Mr. Harvey held a variety of operational and financial assignments across the U.S., Europe, and Latin America during his career at Alcoa Inc., predominantly in its upstream business. As the Chief Operating Officer for Global Primary Products from July 2013 to June 2014, he oversaw the day-to-day global operations of the mining, refining, smelting, casting, and energy businesses. Prior to that role, he was Chief Financial Officer for Global Primary Products from December 2011 to July 2013. Mr. Harvey also interfaced with securities analysts and investors globally as Director of Investor Relations from September 2010 to November 2011, and he was Director of Corporate Treasury from January 2010 to September 2010. Mr. Harvey joined Alcoa Inc. in 2002 as a business analyst for Global Primary Products in Knoxville, Tennessee.

Attributes and Skills: As the only management representative on the Board, Mr. Harvey’s leadership of, and extensive experience and familiarity with, Alcoa’s businesses provides the Board with valuable insight into the Company’s operations and strategic direction. His broad range of operational, financial, investor relations, and other roles have given him an in-depth and well-rounded understanding of the Company.

24

2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

James A. Hughes

Director since: 2016

Age: 58

Committees: Audit Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

TPI Composites, Inc.; PNM Resources, Inc.

Career Highlights and Qualifications: Mr. Hughes has served as a Managing Partner of EnCap Investments L.P., a private equity firm focused on investing in power and renewables, since September 2019. He formerly served as Chief Executive Officer and Managing Director of Prisma Energy Capital, a private entity focused on investments in energy storage, beginning in December 2017 until its acquisition by EnCap Investments L.P. in September 2019. He is the former Chief Executive Officer and Director of First Solar, Inc. (“First Solar”), a leading global provider of comprehensive photovoltaic solar systems. He joined First Solar, Inc. in March 2012 as Chief Commercial Officer and was appointed Chief Executive Officer in May 2012. He stepped down as Chief Executive Officer on June 30, 2016 and resigned from its board on September 1, 2016. Prior to joining First Solar, Mr. Hughes served, from October 2007 until April 2011, as Chief Executive Officer and Director of AEI Services LLC, a private company that owned and operated power distribution, power generation (both thermal and renewable), and natural gas transportation and distribution businesses in emerging markets worldwide. From 2004 to 2007, he engaged in principal investing that focused on micro-cap investments in North American distressed manufacturing assets. Previously, he served as President and Chief Operating Officer of Prisma Energy International, with interests in international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron Corporation in positions that included President and Chief Operating Officer of Enron Global Assets, President and Chief Operating Officer of Enron Asia Pacific, Africa, and China, and Assistant General Counsel of Enron International.

Other Current Affiliations: Mr. Hughes is a former Chairman and Director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. He is currently a member of the Energy Advisory Council of the Federal Reserve Bank of Dallas.

Previous Public Directorships: First Solar, Inc. (2012-2016); APR Energy PLC (2013-2015)

Attributes and Skills: Mr. Hughes’ extensive experience in the energy sector and previous leadership positions at large energy companies enable him to contribute valuable business, operational, and management expertise to the Board given the Company’s portfolio of energy assets. Mr. Hughes’ service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco also imparts significant financial expertise. Mr. Hughes is an audit committee financial expert.

25

2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

James E. Nevels Director since: 2016 Age: 69 Committees: Compensation and Benefits Committee (Chair); Governance and Nominating Committee Other Current Public Directorships: WestRock Company

Career Highlights and Qualifications: Mr. Nevels founded The Swarthmore Group, an investment advisory firm, in 1991 and has served as its Chairman since that time. He has nearly 40 years of experience in the securities and investment industry and is a member of The Swarthmore Group’s Executive Committee. Mr. Nevels was appointed by the President of the United States to the Advisory Committee to the Pension Benefit Guaranty Corporation and served as Chairman from 2005 until 2007. In December 2001, Mr. Nevels was appointed by the Governor of Pennsylvania as Chairman of the Philadelphia School Reform Commission and served through September 2007, overseeing the turnaround of the Philadelphia School System, then the ninth largest school district in the United States. In addition, Mr. Nevels served as a member of the Board of The Federal Reserve Bank of Philadelphia from 2010 to 2015 and served as Chair of the Board from 2014 through 2015.

Other Current Affiliations: Mr. Nevels is a member of the Board of Trustees of the Pro Football Hall of Fame (Emeritus Status), a member of the Council of Foreign Relations, a member of the board of directors of the Pennsylvania Fly Fishing Museum Association, a member of the Board of Pennsylvania Prison Society, and a member of the Financial Research Advisory Committee under the Office of Financial Research within the U.S. Department of Treasury.

Previous Public Directorships: The Hershey Company (2009-2017; Chairman, 2009-2015; and Lead Independent Director, 2015-2017); XL Group (2017-2018); First Data Corporation (2014-2019)

Attributes and Skills: Mr. Nevels brings financial expertise to the Board through his background as an investment advisor. In addition, his experience as lead independent director of large public companies gives the Board the benefit of his broad knowledge and perspective on the governance and leadership of publicly traded companies.

Carol L. Roberts Director since: 2016 Age: 61 Committees: Audit Committee (Chair); Compensation and Benefits Committee Other Current Public Directorships: VF Corporation

Career Highlights and Qualifications: Ms. Roberts was Senior Vice President and Chief Financial Officer of International Paper Company (“IP”), a global leader in packaging and paper with manufacturing operations in 24 countries, from 2011 until 2017 when she retired. Ms. Roberts has over 35 years of industrial manufacturing experience, having worked in multiple facilities and across various functions at IP. Before being named Chief Financial Officer in 2011, Ms. Roberts led IP’s largest business, the Industrial Packaging Group. Ms. Roberts also served as IP’s Vice President of People Development for three years, during which she developed human resources programs that had a major impact on IP’s talent posture and employee engagement. Ms. Roberts served in a variety of operational and technical roles since beginning her career with IP in 1981 as an associate engineer at the company’s Mobile, Alabama mill.

Other Current Affiliations: Ms. Roberts serves on the Board of Trustees for the University of Memphis and on the board of Divergent 3D, a private company, which utilizes cutting edge technology, including 3D printing, for vehicle manufacturing.

Previous Public Directorships: Alcoa Inc. (2014-2016)

Attributes and Skills: Ms. Roberts’ career spans engineering, manufacturing, business management, human resources, and finance, bringing deep cross-functional knowledge and experiences to the Board. Her role as Chief Financial Officer of IP provides a strong foundation for valuable contributions to financial, accounting, and strategic matters. Ms. Roberts is an audit committee financial expert.

26

2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

Suzanne Sitherwood Director since: 2016 Age: 60 Committees: Audit Committee; Compensation and Benefits Committee Other Current Public Directorships: Spire Inc.

Career Highlights and Qualifications: Ms. Sitherwood has been the Chief Executive Officer of Spire Inc. (“Spire”) since February 2012 and has been its President and a member of its board since September 2011. She serves on Spire’s Strategy Committee. Spire is the fifth largest publicly-traded natural gas company in the U.S., serving nearly 1.7 million homes and businesses. Under Ms. Sitherwood’s leadership, Spire’s enterprise value has grown from $1.2 billion to $6.5 billion, and its market capitalization has grown from $959 million to nearly $4 billion. Spire operates natural gas utilities serving customers across Alabama, Mississippi, and Missouri, and its gas-related businesses include Spire Marketing, Spire STL Pipeline and Spire Storage. Prior to joining Spire, Ms. Sitherwood was President of three natural gas utilities at AGL Resources serving more than 1.6 million customers.

Other Current Affiliations: Ms. Sitherwood serves as the chair of the Federal Reserve Bank of St. Louis and AllianceSTL, which is a regional organization focused on economic development in the St. Louis region. She also serves on the boards of Civic Progress St. Louis, United Way of Greater St. Louis, St. Louis Regional Chamber, and the American Gas Association.

Attributes and Skills: With more than 35 years of experience in the natural gas industry, serving in various roles including engineering, operations, and leadership, Ms. Sitherwood possesses significant leadership and management experience working in a regulatory environment while implementing strategic growth initiatives. Ms. Sitherwood is an audit committee financial expert.

Ernesto Zedillo Director since: 2016 Age: 69 Committees: Audit Committee; Safety, Sustainability and Public Issues Committee (Chair) Other Current Public Directorships: Citigroup Inc.

Career Highlights and Qualifications: Dr. Zedillo has been at Yale University since 2002, where he is the Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization, Professor in the Field of International Economics and Politics, Professor of International and Area Studies, and Professor Adjunct of Forestry and Environmental Studies. He was a Distinguished Visiting Fellow at the London School of Economics in 2001.

Dr. Zedillo was President of Mexico from December 1994 to December 2000. He served in the Federal Government of Mexico as Undersecretary of the Budget (1987-1988), as Secretary of Economic Programming and the Budget and board member of various state-owned enterprises, including PEMEX, Mexico’s national oil company (1988-1992), and as Secretary of Education (1992-1993). Prior to that time, Dr. Zedillo served as deputy manager of economic research and deputy director of the central bank of Mexico and was the founding General Director of the Trust Fund for the Coverage of Exchange Risks, a mechanism created to manage the rescheduling of the foreign debt of the country’s private sector that involved negotiations and complex financial operations with hundreds of firms and international banks. He also taught economics at the National Polytechnic Institute and El Colegio de Mexico.

Other Current Affiliations: Dr. Zedillo belongs to the international advisory boards of Iberdrola (Spain) and Everis (Spain).

Previous Public Directorships: Alcoa Inc. (2002-2016); Promotora de Informaciones, S.A. (2010-2017); The Procter & Gamble Company (2001-2019); EDS (2007-2009); Union Pacific (2001-2006)

Attributes and Skills: From his broad experience in government and international economics and geopolitics and his prior service as the President of Mexico, Dr. Zedillo brings international perspective and insight to matters such as government relations and economic, political, and public issues in the various countries in which Alcoa operates. Dr. Zedillo also has significant financial experience and is an audit committee financial expert.

27

2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

Nominating Board Candidates—Procedures and Director Qualifications

Stockholder Recommendations for Director Nominees

The Governance and Nominating Committee (for purposes of this section, the “Committee”) will consider candidates for the Board recommended by stockholders. Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Alcoa Corporation, Governance and Nominating Committee, c/o Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and Bylaws. Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, a description of all direct and indirect compensation, and other arrangements between the proposed nominee and the nominating stockholder, and a completed questionnaire with respect to the background and qualification of the proposed nominee. The Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Advance Notice Director Nominations

Alcoa’s Bylaws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the stockholder must provide to Alcoa’s Secretary at the principal executive offices of the Company written notice of the stockholder’s intent to make such a nomination or nominations not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, except as otherwise provided in the Bylaws. If the number of directors to be elected to the Board is increased by the Board and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a previously submitted timely notice will be considered timely with regard to nominees for any new positions created by such increase if delivered to Alcoa’s Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

If a stockholder intends to nominate directors for a special meeting of the Board at which directors will be elected, to be timely, the stockholder must provide written notice to Alcoa’s Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, a notice will be timely if received by the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

A stockholder nominating a director for election must provide the information regarding that nominee in the format required by the Bylaws, and otherwise comply with all applicable requirements in the Bylaws. Any such notice must be sent to our principal executive offices: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For the 2022 Annual Meeting, such notice must be delivered to the Secretary not earlier than the close of business on January 6, 2022 and not later than the close of business on February 5, 2022.

Proxy Access Director Nominations

In addition to the advance notice procedures, our Bylaws also include provisions permitting, subject to certain terms and conditions set forth therein, stockholders who have maintained continuous qualifying ownership of at least 3% of outstanding Alcoa common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Proxy access candidates and the stockholder nominators meeting the qualifications and requirements set forth in our Bylaws will be included in the Company’s proxy statement and ballot. To be timely, an eligible stockholder’s proxy access notice must be delivered to our principal executive offices, Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, no earlier than 150 days and no later than 120 days before the one-year

28

2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

anniversary of the date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the Bylaws. For the 2022 Annual Meeting, such notice must be delivered to the Secretary no earlier than October 20, 2021 and no later than November 19, 2021.

Minimum Qualifications for Director Nominees and Board Member Attributes

The Committee is charged with determining the criteria, objectives, and procedures for selecting members of the Board. The Board membership criteria are set forth in the Company’s Corporate Governance Guidelines, and the Committee will consider such criteria in the context of the existing composition and needs of the Board and its committees.

Alcoa has adopted the following criteria for identification, evaluation, and selection of directors (which apply regardless of the nominator):

✓	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.
✓

Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s stockholders, as well as its other stakeholders, including its customers, employees, and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

✓

It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

✓

Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

✓

Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.

✓

Directors should have proven business acumen, serving or having served as a chief executive officer, or other senior leadership role, in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well-respected, nationally or internationally recognized educational institution, not-for-profit organization, or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor, which adds substantial value to the oversight of material issues related to the Company’s business.

✓

Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending, and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

✓

Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate, as determined by the Board in its business judgment, and have a sound understanding of business strategy, business environment, corporate governance, and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert,” as determined by the Board in its business judgment.

✓

Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing Board and team performance over individual performance and respect for others and their views.

✓	New director nominees should be able to and committed to serve as a member of the Board for an extended period of time.
✓

In selecting a director nominee, the Committee will consider each candidate’s diversity of experiences, knowledge, skills, judgment, perspectives, and characteristics that would complement the existing Board as a whole, recognizing that the Company’s businesses and operations are diverse and global in nature. When identifying candidates for Board membership, the Committee shall consider, and shall request that any search firm it engages include, qualified women and racially/ethnically diverse persons in the initial pool from which director nominees are chosen. However, a director nominee will not be specifically chosen nor excluded solely or largely based on any single attribute or characteristic.

✓	Directors should have reputations, both personal and professional, consistent with the Company’s values and reputation.

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2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

Process for Identification and Evaluation of Director Candidates

Candidates for nomination to the Board may be suggested by current directors, management, stockholders, or a third-party search firm engaged to assist with director recruitment. Mr. Gorman was identified as a director candidate by a third-party search firm retained by the Committee. The Committee provided the third-party search firm with guidance as to the skills, experience, and qualifications that the Committee was seeking in potential candidates, and the search firm identified candidates for the Committee’s consideration.

The process to determine director nominees for election to the Board is based upon the recommendations of the Committee, which is responsible for selecting directors to recommend to the Board for election by the stockholders and to recommend qualified individuals to fill vacancies between stockholder meetings. In 2020, we revised our Corporate Governance Guidelines in connection with the Board’s adoption of a form of the “Rooney Rule” with respect to the identification of candidates for election as directors. Pursuant to such policy, the Committee will consider, and will request that any search firm it engages include, qualified women and racially/ethnically diverse persons in the initial pool from which director nominees are chosen. The Committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If a consensus is reached by the Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the Committee will conduct interviews with the candidate and may invite other Board members or senior Alcoa executives to interview the candidate to assess the candidate’s overall qualifications. The Committee will consider the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by stockholders, and was followed with respect to Mr. Gorman. In evaluating Mr. Gorman as a director candidate, the Committee determined that Mr. Gorman would contribute positively to the Board’s mix of skills and experiences, as described above in “Item 1 Election of Directors,” and specifically, his extensive experience in Australia and doing business focused on international markets and operations.

Non-Employee Director Compensation Program

Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, as well as to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Alcoa and fulfill the other responsibilities required of our directors.

Consistent with its charter, the Governance and Nominating Committee (for purposes of this section, the “Committee”) reviews director compensation periodically and recommends changes to the Board as it deems appropriate. In September 2020, the Committee reviewed our non-employee director compensation program based on a comparative market analysis prepared by Pay Governance LLC (“Pay Governance”), the independent compensation consultant utilized by the Compensation and Benefits Committee, of Alcoa’s program relative to non-employee director compensation programs of companies in our CEO compensation benchmarking peer group (as set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement). Based on its market analysis, Pay Governance concluded that our overall director compensation fell below the market median, particularly with respect to the amount of the equity award component of the program. Considering Pay Governance’s findings and upon the recommendation of the Committee, the Board subsequently determined to increase the amount of the annual equity award component of our non-employee director compensation program from $120,000 per year to $150,000 per year, effective as of September 24, 2020, to further align our non-employee director compensation program with market standards. As a result, each non-employee director received a grant of restricted share units equal to $30,000 on September 24, 2020. No other changes were made to our non-employee director compensation program as a result of this review.

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2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

The table below sets forth the components of our non-employee director compensation program. Mr. Harvey, our sole employee director, does not receive additional compensation for his Board service.

Annual Compensation Element	Amount

Equity Award for Non-Employee Directors	$150,000	(1)

Cash Retainer for Non-Employee Directors(2)	$120,000

Additional Annual Cash Fees (as applicable)

Non-Executive Chairman Fee	$150,000

Audit Committee Chair Fee (includes Audit Committee Member Fee)	$27,500

Audit Committee Member Fee	$11,000

Compensation and Benefits Committee Chair Fee	$20,000

Other Committee Chair Fee	$16,500
(1)

The annual equity award is granted in the form of restricted share units following each annual meeting, and generally will vest after one year in accordance with the Alcoa Corporation Non-Employee Director Compensation Policy. Vested restricted share units will be settled in stock in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

(2)

Each non-employee director may elect to defer all or part of his or her cash compensation pursuant to the Alcoa Corporation Directors’ Deferred Fee Plan, as amended (“Deferred Fee Plan”). Directors may elect to defer their cash compensation into various investment options or into restricted share units that are fully vested at grant. Deferred cash amounts are paid in cash either in a lump sum or installments following termination of service on the Board in accordance with the elections made by non-employee directors. Cash fees that are deferred into restricted share units will be settled in stock in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

2020 Director Compensation

The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2020.

Name(1)	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Total ($)

Steven W. Williams	$120,000	$150,000	$270,000

Mary Anne Citrino	$120,000	$150,000	$270,000

Pasquale Fiore(2)	$85,654	$150,000	$235,654

Timothy P. Flynn	$140,000	$150,000	$290,000

Kathryn S. Fuller	$136,500	$150,000	$286,500

James A. Hughes	$131,000	$150,000	$281,000

Michael G. Morris(3)	$270,000	$150,000	$420,000

James E. Nevels	$120,000	$150,000	$270,000

James W. Owens(2)	$41,868	$0	$41,868

Carol L. Roberts	$147,500	$150,000	$297,500

Suzanne Sitherwood	$131,000	$150,000	$281,000

Ernesto Zedillo	$147,500	$150,000	$297,500
(1)

Mr. Gorman is not included in the table because he did not serve on the Board during fiscal year 2020. Mr. Harvey is a member of the Board and President and CEO of Alcoa, and his compensation for fiscal year 2020 is reported in the Summary Compensation Table and other tables and sections of this proxy statement. Mr. Harvey did not receive any additional compensation for his service on the Board.

(2)

Mr. Fiore joined the Alcoa Board following his election at the 2020 Annual Meeting. Compensation reflects fees for his Board and Committee service from May 6, 2020 through December 31, 2020. Mr. Owens retired from the Alcoa Board

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2021 PROXY STATEMENT

Item 1 Election of Directors (continued)

following the 2020 Annual Meeting. Compensation reflects fees for his Board and committee service from January 1, 2020 through May 6, 2020.
(3)	Mr. Morris served as Chairman of the Board for 2020.
(4)

This column reflects the cash fees earned by directors for Board and committee service to Alcoa from January 1, 2020 through December 31, 2020, whether or not such fees were deferred. For 2020 compensation, two of our directors deferred their cash fees, or a portion thereof, into restricted share units in the following amounts: Mr. Flynn, $139,955; and Mr. Williams, $119,971.

(5)

This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”), of the restricted share unit awards granted by Alcoa on May 8, 2020 and on September 24, 2020. A discussion of the relevant assumptions is set forth in Note N to the Consolidated Financial Statements in Part II, Item 8 of the 2020 Form 10-K. As of December 31, 2020, each non-employee director held 17,434 unvested restricted share units. The Company does not pay fractional shares; any fractional share amounts are paid in cash.

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of non-employee directors with the long-term interests of our stockholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 of our common stock, including restricted share units. Cash-settled deferred share units relating to Alcoa common stock (acquired at Separation for certain directors’ service on the board of directors of Alcoa Inc. pursuant to the Deferred Fee Plan) are counted for purposes of meeting the stock ownership requirement. Whether non-employee directors hold shares of Alcoa common stock, restricted share units, or deferred share units, they have the same economic interest in the performance of the Company, which further aligns the directors’ interests with those of our stockholders. Non-employee directors invest no less than 50% of their annual compensation in Alcoa stock (or stock equivalents), and they are required to do so until they satisfy the director stock ownership guideline and must maintain that investment until they retire from the Board. It is the opinion of the Board that this policy reinforces a focus on long-term stockholder value.

The following table shows the value of each current non-employee director’s holdings in Alcoa common stock, restricted share units, and deferred share units as of January 1, 2021, based on the average closing price per share of our common stock on the NYSE for all active trading days in December 2020, in accordance with stock ownership guideline for non-employee directors.

Non-Employee Directors(1)	Value of Alcoa Stock, Restricted Share Units and Deferred Share Units

Steven W. Williams	$1,163,468

Mary Anne Citrino	$748,725

Pasquale Fiore	$391,543

Timothy P. Flynn	$1,216,784

Kathryn S. Fuller	$1,241,624

James A. Hughes	$680,563

Michael G. Morris	$1,747,661

James E. Nevels	$717,238

Carol L. Roberts	$985,349

Suzanne Sitherwood	$680,563

Ernesto Zedillo	$1,700,341
(1)	Mr. Gorman is not included in the table because he does not currently serve on the Board and he did not serve on the Board during fiscal year 2020.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

The Company’s Insider Trading Policy prohibits directors, executive officers, and employees from engaging in short selling, hedging, or pledging transactions with respect to our securities. See “What We Don’t Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding our no hedging and no pledging policies.

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2021 PROXY STATEMENT

Corporate Governance

The Board has adopted a number of policies to support our values and good corporate governance, which are central to the success of our business and in advancing stockholder interests.

Corporate Governance Highlights

The following governance documents are available on our website, www.alcoa.com, under “Investors—Governance—Governance Documents.”

•	Certificate of Incorporation and Bylaws
•	Committee Charters
•	Corporate Governance Guidelines (which include the Director Independence Standards)
•	Code of Conduct

Paper copies of the documents listed above can be obtained by writing to Alcoa Corporation, Attention: Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

Please see the “Proxy Statement Summary” for highlights of Alcoa’s corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management level with a view to achieving Alcoa’s strategic objectives. They are subject to modification by the Board at any time.

Code of Conduct

The Company’s Code of Conduct applies equally to the directors and to all officers and employees of the Company, as well as those of our controlled subsidiaries, affiliates, and joint ventures. The Code of Conduct incorporates a Code of Ethics applicable to the Chief Executive Officer, Chief Financial Officer, and other financial professionals, including the Controller. We conduct annual surveys regarding compliance.

Only the Audit Committee can amend or grant waivers from the provisions of the Code of Conduct, and any such amendments or waivers applicable to directors and executive officers will be posted promptly on our website, www.alcoa.com. No waivers have been granted to date.

Code of Conduct training is mandatory for all employees. Salaried employees complete the training online and shop floor employees receive the same training in organized group sessions. The training is focused on the Company’s policies and procedures, and provides information on how to ask questions and raise concerns through the Company’s Integrity Line and other resources.

Board Information

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the independence requirements pursuant to the listing standards of the NYSE, a director is not considered “independent” unless the Board affirmatively determines that the director has no material

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2021 PROXY STATEMENT

Corporate Governance (continued)

relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards include a list of categories of material relationships affecting the determination of a director’s independence. In making such determinations, the Board also considers transactions, relationships and arrangements between each director or director nominee (or an immediate family member of the director or director nominee) and the Company and management. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards or the NYSE listing standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.

The Board has affirmatively determined that Mr. Gorman and each of the current directors (Messrs. Williams, Fiore, Flynn, Hughes, Morris, and Nevels, Dr. Zedillo and Mses. Citrino, Fuller, Roberts, and Sitherwood), other than Mr. Harvey, are independent. Mr. Harvey is employed by the Company and therefore does not meet the independence standards set forth in the NYSE listing standards and our Director Independence Standards. The Board also affirmatively determined that Mr. Owens was independent under the NYSE listing standards prior to his retirement from the Board on May 6, 2020. In the course of making its determination regarding independence, the Board did not find any material relationships that would impair any director’s or Mr. Gorman’s independence, other than Mr.  Harvey’s employment.

Board Leadership Structure

The Company’s current Board leadership structure provides for a non-executive Chairman of the Board who is appointed by the independent directors of the Board. The Board believes this current structure of separating the roles of Chairman and Chief Executive Officer allows for better alignment of corporate governance (including the risk oversight responsibilities of the Board) with the interests of stockholders in protecting the Company’s long-term enterprise value. The Board also believes that this structure allows our Chief Executive Officer to focus on operating and managing the Company and the Chairman to provide guidance and oversight. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees as further described under “The Board’s Role in Risk Oversight.”

Our Corporate Governance Guidelines provide that the Chairman has the following responsibilities unless otherwise designated by the Board: call and chair all meetings of the Board, including executive sessions of the independent directors; chair the annual stockholders meeting; ensure that he or she is available for consultation and direct communication with major stockholders or joint venture partners, as appropriate; oversee Board governance, including approval of meeting agendas and meeting schedules to assure that all agenda items are adequately addressed; ensure personal availability for consultation and communication with independent directors; call special meetings of the independent directors, as the Chairman may deem appropriate; and provide guidance and communication to the Chief Executive Officer in matters of strategic importance.

Board Meetings and Attendance

The Board met ten times in 2020. In 2020, each director attended at least 75% of the meetings of the Board and the committees on which he or she served and actual director attendance at meetings of the Board and committees on which they served averaged 96%. Under Alcoa’s Corporate Governance Guidelines, all directors are expected to attend annual meetings of stockholders absent good reason, and all directors serving at the time of the 2020 Annual Meeting attended the 2020 Annual Meeting.

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2021 PROXY STATEMENT

Corporate Governance (continued)

The following table sets forth the Board committees and the current members of each of the committees as of the date hereof:

Directors(1)	Audit	Compensation and Benefits	Governance and Nominating	Safety, Sustainability and Public Issues

Mary Anne Citrino*			Chair	✓

Timothy P. Flynn*		✓		✓

Pasquale Fiore*	✓			✓

Kathryn S. Fuller*			✓	✓

Roy C. Harvey(2)

James A. Hughes*	✓			✓

Michael G. Morris*		✓	✓

James E. Nevels*		Chair	✓

Carol L. Roberts*	Chair	✓

Suzanne Sitherwood*	✓	✓

Steven W. Williams*(3)

Ernesto Zedillo*	✓			Chair

2020 Meetings	6	6	5	4
*	Independent Director
(1)

Mr. Gorman is not included in the table because he is not currently serving on the Board and he did not serve on the Board during fiscal year 2020. Messrs. Flynn and Morris and Ms. Fuller are not standing for re-election and will be leaving the Board following the Annual Meeting, and the committee composition will be reconfigured at that time.

(2)

As a management director, Mr. Harvey attends each Board meeting and is invited to attend each committee meeting, except to the extent the Board or committee requests to meet without him present or the Board or committee is meeting in executive session.

(3)	As non-executive Chairman of the Board, Mr. Williams chairs each Board meeting and is invited to attend each committee meeting.

Board and Committee Annual Self-Evaluation Process

The Governance and Nominating Committee developed and oversees the formal annual, multi-faceted process to assess the performance and effectiveness of the full Board, the operations of its committees, and the contributions of directors. The self-evaluation process is designed to solicit robust feedback regarding the Board and individual directors and ensure the compliance, continuous improvement, and accountability of our Board.

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2021 PROXY STATEMENT

Corporate Governance (continued)

Director-to-Director Interviews:

The evaluation process, which is overseen by our independent Chairman and includes individual interviews, is conducted by:

•	the Chairman with individual directors regarding the functioning of the Board and each committee, as well as individual peer performance reviews;
•	the committee chairs with their members regarding the functioning of each committee; and
•	the Chair of the Governance and Nominating Committee with each director regarding the performance of the Chairman.

Feedback:

A summary of results identifying any themes or issues that emerge from individual interviews are discussed in Board and committee executive sessions, and individual director feedback is communicated by the Chairman as appropriate.

Ongoing Evaluation Actions:

In addition to the formal annual Board and committee self-evaluation process described above, our evaluation process incorporates:

•	periodic input from committee chairs, the CEO and senior management on topical agendas;
•	regular executive sessions without management present;
•	review of the appropriateness of a director’s continued service following a substantial change in principal occupation;
•

review of potential conflicts and overboarding concerns following a director’s request to serve on the governance and/or advisory board of other corporations or entities including non-profit or charitable organizations;

•	consideration of individual director performance when evaluating directors for possible re-nomination to the Board;
•	an annual review of committee charters, Corporate Governance Guidelines, and other Board policies; and
•	an annual review of the formal Board and committee self-evaluation process.

Committees of the Board

There are four standing committees of the Board. The Board has adopted written charters for each committee, which are available on our website at www.alcoa.com under “Investors—Governance—Governance Documents.”

Each of the Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards, and the Company’s Director Independence Standards (including the heightened independence standards and considerations for members of the Audit and Compensation and Benefits Committees).

COMMITTEE	RESPONSIBILITIES
Audit Committee

•   Oversees the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors.

•   Appoints the independent auditor and evaluates their independence and performance.

•   Reviews the performance and adequacy of the internal audit function.

•   Pre-approves all audit and non-audit services to be provided by the independent auditor.

•   Oversees the Company’s compliance with legal, ethical, and regulatory requirements.

•   Approves the Audit Committee Report for inclusion in the Proxy Statement.

•   Discusses with management and the auditors the Company’s policies with respect to risk assessment and risk management, including major financial risk exposures and risks related to cybersecurity.

Each member of the Audit Committee is financially literate, and the Board has determined that each of Mses. Roberts and Sitherwood, Messrs. Fiore and Hughes and Dr. Zedillo qualifies as an “audit committee financial expert” under applicable SEC rules and is independent in accordance with SEC rules, NYSE listing standards, and the Company’s Director Independence Standards.

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2021 PROXY STATEMENT

Corporate Governance (continued)

COMMITTEE	RESPONSIBILITIES
Compensation and Benefits Committee

•   Establishes the Chief Executive Officer’s compensation based upon an evaluation of performance in light of approved goals and objectives.

•   Reviews and approves the compensation of the Company’s other officers.

•   Oversees the implementation and administration of the Company’s compensation and benefits plans, including pension, savings, incentive compensation, and equity-based plans.

•   Reviews and approves general compensation and benefit policies.

•   Reviews strategies related to human capital management.

•   Reviews and advises the Board with respect to clawback policies.

•   Approves the Compensation Discussion and Analysis and the Compensation Committee Report for inclusion in the Proxy Statement.

•   Has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement (see “Compensation Consultant”).

The Compensation and Benefits Committee may form subcommittees, and delegate its authority to such subcommittees and officers of the Company, when appropriate, including to a management employee benefits committee that administers certain broad-based employee benefit plans and to the Chief Executive Officer to determine and approve IC and LTI awards for non-officer employees of the Company as prescribed by the Compensation and Benefits Committee. Officers do not determine the amount or form of executive or director compensation, although the Chief Executive Officer provides recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for the other officers. For more information on the responsibilities and activities of the Compensation and Benefits Committee, including its processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Governance and Nominating Committee

•   Identifies individuals qualified to become Board members and recommends them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members, or stockholders.

•   Makes recommendations to the Board regarding Board committee membership.

•   Develops and annually reviews and assesses the Company’s Corporate Governance Guidelines and oversees other corporate governance matters.

•   Reviews and approves, ratifies, revises, or rejects related person transactions in accordance with the Company’s policy on such transactions.

•   Oversees an annual performance evaluation of the Board and its committees.

•   Periodically reviews and makes recommendations to the Board regarding director compensation.

Safety, Sustainability and Public Issues Committee

•   Provides guidance on matters relating to the Company’s corporate and social responsibility, including, but not limited to, safety and health, good corporate citizenship, environmental sustainability, and social issues.

•   Oversees, and provides advice on improvements to, Alcoa’s initiatives, policies, and practices to ensure alignment with, and promote the achievement of, its values.

•   Considers, and brings to the attention of the Board, as appropriate, current and emerging safety and health, environmental and sustainability, social, and political trends and major global legislative and regulatory developments or other government relations, trade, or public policy issues.

•   Advises on significant stakeholder concerns relating to safety, the environment, sustainability, corporate and social responsibility, and other public issues.

•   Oversees Alcoa’s policies and practices relating to its political activities, inclusion and diversity, and charitable activities and contributions.

•   Considers developments affecting the Company’s corporate reputation and provides guidance regarding the protection of the Company’s reputation.

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2021 PROXY STATEMENT

Corporate Governance (continued)

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Alcoa’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews Alcoa’s enterprise risk management process and considers the prioritization of risks, and receives regular updates on risk exposures.

The Board, as a whole, has responsibility for risk oversight, including succession planning relating to the Chief Executive Officer and risks relating to the competitive landscape, strategy, business conditions, and capital requirements. The committees of the Board also oversee Alcoa’s risk profile and exposure relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Alcoa’s policies relating to the same) with management, the internal auditors, and the independent auditor. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is also charged with oversight of Alcoa’s risks relating to cybersecurity, including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks.

The Compensation and Benefits Committee considers risks related to the attraction and retention of talent, the design of compensation programs and incentive arrangements, and the investment management of the Company’s principal retirement and savings plans. The Compensation and Benefits Committee periodically reviews Alcoa’s incentive structure to avoid encouraging material risk-taking through financial incentives. Based on these determinations, the Company believes that it is not reasonably likely that Alcoa’s compensation and benefit plans incentivize undue risk or create risks that are reasonably likely to have a material adverse effect on us. See “What We Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Governance and Nominating Committee considers risks related to corporate governance and oversees succession planning for the Board, the structure, function, and composition of the Board, and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

The Safety, Sustainability and Public Issues Committee considers risks related to the Company’s reputation, and risks relating to safety and health, public policy, environmental sustainability, and social issues.

The Company believes that the Board leadership structure supports its role in effective oversight of risk management. There is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Communications with Directors

The Board welcomes input and suggestions. Stockholders and other interested parties wishing to contact the Chairman, individual directors, or the non-management directors as a group may do so by sending a written communication to the attention of the Chairman c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

To communicate issues or complaints regarding questionable accounting, internal accounting controls, or auditing matters, send a written communication to the Audit Committee c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. Alternatively, you may place an anonymous, confidential, toll free call in the United States to Alcoa’s Integrity Line at 1-800-346-7319. You may also make reports by web, email, or standard mail. For a listing of web, email, and mailing addresses, and of Integrity Line telephone numbers outside the United States, go to www.alcoa.com “Who We Are—Ethics and Compliance—Integrity Line.” See also www.alcoa.com “Investors—Governance—Contact Directors.”

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2021 PROXY STATEMENT

Corporate Governance (continued)

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The Corporate Secretary’s Office will submit to the Board or to any individual director or directors all communications received, excluding only those items that are not related to Board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

Related Person Transactions

Review, Approval, and Ratification of Transactions with Related Persons

The Company has a written Related Person Transaction Approval Policy that governs the review, approval, and ratification of transactions between the Company and related persons. The policy applies to any transaction in which Alcoa or a subsidiary is a participant, where the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such persons.

Under this policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts and circumstances, considering the related person’s interest in the transaction and other factors it deems appropriate, such as the dollar value of the transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties, and determines whether to approve, ratify, revise, or reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. The Related Person Transaction Approval Policy operates in conjunction with other aspects of the Company’s compliance program, including the Code of Conduct, which requires all directors, officers, and employees to be free from the influence of any conflict of interest when they carry out their duties with respect to the Company.

The Board has considered the following types of potential related person transactions and pre-approved them under the Related Person Transaction Approval Policy as not presenting material conflicts of interest:

(i)

employment of executive officers (except employment of an executive officer that is an immediate family member of another executive officer, director, or nominee for director) as long as the executive officer’s compensation is reported or would have been reported (if such executive officer was a “named executive officer”) under Regulation S-K Item 402;

(ii)	director compensation that is required to be reported, and is reported, under an SEC regulation;
(iii)	any transaction with another entity if a related person’s interest arises only from:
(a)	such person’s position as a director of the other entity; or
(b)

the direct or indirect ownership by such person, together with the ownership by his or her immediate family member, of less than a 10% equity interest in the aggregate of the other entity (other than a partnership); or

(c)	both such position as a director and ownership as described in (a) and (b) above; or
(d)

such person’s position as a limited partner in a partnership in which the person, together with his or her immediate family members, have an interest of less than 10%, and the related person is not a general partner of, and does not hold another position in, the partnership.

(iv)	transactions, such as the receipt of dividends, in which all stockholders receive proportional benefits;
(v)	transactions involving competitive bids;
(vi)	transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and
(vii)	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

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2021 PROXY STATEMENT

Corporate Governance (continued)

Transactions with Related Persons in 2020

Louis Langlois, the spouse of Tammi A. Jones, the Company’s Executive Vice President and Chief Human Resources Officer, is employed by the Company as Global Planning and Business Analytics Director. In 2020, Mr. Langlois received total cash and equity compensation of approximately $320,000, which is an amount consistent with the compensation provided to other similarly-situated employees. Mr. Langlois is also eligible to participate in Company benefit plans that are available to other employees in similar positions and locations. This related person transaction was reviewed and approved in accordance with our Related Person Transaction Approval Policy.

Compensation Matters

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

Compensation Consultant

The Compensation and Benefits Committee directly retained an independent consultant, Pay Governance, in 2020. Pay Governance provided advice during 2020 as requested by the Compensation and Benefits Committee on the amount and form of certain executive compensation components, including, among other items, advising on executive compensation market practices, trends, and developments, including those as a result of the COVID-19 pandemic, insights on executive compensation, and an analysis and review of the compensation plans for executives. See “What We Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement. Pay Governance also provided advice to the Governance and Nominating Committee regarding non-employee director compensation and market practices and trends as described under “Non-Employee Director Compensation Program.”

The Compensation and Benefits Committee performed its annual assessment of the consultant’s independence and found no conflict of interest. In its assessment, the Compensation and Benefits Committee considered, among other matters: that Pay Governance provides no other services to the Company (other than to the Compensation and Benefits and Governance and Nominating Committees); the amount of fees received from the Company by Pay Governance as a percentage of Pay Governance’s total revenue; the policies and procedures that Pay Governance has in place to prevent conflicts of interest; any business or personal relationships between the consultants at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and any ownership of Company stock by the consultants. In addition to information provided by Pay Governance, the Company utilized broad-based comparative compensation survey data from Willis Towers Watson, which survey data was not customized for the Company (other than to remove insurance and financial service companies), in order to assist the Company with its general understanding as to whether its compensation programs were competitive with the market.

Recovery of Incentive Compensation

The Alcoa Corporation 2016 Stock Incentive Plan, as amended and restated (the “2016 Stock Incentive Plan”), and the Annual Cash Incentive Compensation Plan, as amended and restated (the “Annual Incentive Plan”), each provide that if the Board learns of (i) any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm or impact to the Company, as determined in the Board’s sole discretion, then the Board will, to the full extent permitted by governing law, effect the full or partial cancellation and recovery of awards previously granted to a former or current executive officer or (ii) any misconduct by a current or former executive officer that contributed to the Company having to restate all or a portion of its financial statements, then the Board will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of any awards previously granted to such

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2021 PROXY STATEMENT

Corporate Governance (continued)

executive officer if: (A) the amount of the awards was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (B) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (C) the amount of the awards had the financial results been properly reported would have been lower than the amount actually awarded. Furthermore, all awards (including awards that have already vested) are subject to the terms and conditions, if applicable, of any other recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

Beneficial Ownership

Stock Ownership of Certain Beneficial Owners

The following table sets forth the number and percentage of shares of our common stock beneficially owned as of March 1, 2021 (unless otherwise noted) by persons we know to be the beneficial owners of more than 5% of the outstanding shares of our common stock, as reported by such stockholders to the SEC.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	16,363,905	(2)	8.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	13,925,422	(3)	7.5%
(1)	Percentages are based on 186,270,501 shares of Alcoa common stock outstanding as of March 1, 2021.
(2)

Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group on February 10, 2021. The Vanguard Group and certain affiliated entities reported aggregate beneficial ownership of 16,363,905 shares, with sole power to vote zero shares, sole power to dispose of 16,029,380 shares, shared power to vote 186,720 shares, and shared power to dispose of 334,525 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021. BlackRock, Inc. and certain affiliated entities reported aggregate beneficial ownership of 13,925,422 shares, with sole power to vote 13,523,931 shares, sole power to dispose of 13,925,422 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

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2021 PROXY STATEMENT

Beneficial Ownership (continued)

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Alcoa common stock, as of March 1, 2021, by each current director, each director nominee, the NEOs, and all directors and executive officers (serving as of such date) as a group. Executive officers and directors are subject to stock ownership guidelines. Please see “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee director stock ownership guidelines.

Name of Beneficial Owner	Total Beneficial Ownership(2)	Percentage of Class Beneficially Owned	Additional Underlying Stock Units(3)	Total

Directors

Steven W. Williams	35,561	*	17,434	52,995

Mary Anne Citrino	15,904	*	17,434	33,338

Pasquale Fiore	0	*	17,434	17,434

Timothy P. Flynn	38,133	*	17,434	55,567

Kathryn S. Fuller	12,869	*	42,416	55,285

Thomas J. Gorman(1)	0	*	0	0

James A. Hughes	12,869	*	17,434	30,303

Michael G. Morris	16,215	*	61,602	77,817

James E. Nevels	14,902	*	17,434	32,336

Carol L. Roberts	12,869	*	31,005	43,874

Suzanne Sitherwood	12,869	*	17,434	30,303

Ernesto Zedillo	16,542	*	59,168	75,710

Named Executive Officers

Roy C. Harvey(1)	515,418	*	491,333	1,006,751

William F. Oplinger	185,680	*	108,119	293,799

John D. Slaven	12,267	*	61,113	73,380

Timothy D. Reyes	51,075	*	61,508	112,583

Jeffrey D. Heeter	61,958	*	70,996	132,954

All Directors, Nominees, and Executive Officers as a Group (20 individuals)	1,065,541	*	1,220,745	2,286,286
*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 186,270,501 shares of Company common stock outstanding as of March 1, 2021.
(1)	Mr. Gorman is a director nominee first nominated for election at the Annual Meeting. Mr. Harvey also is a director of the Company.
(2)

This column shows beneficial ownership of Company common stock as calculated under SEC rules. This column includes shares held of record, shares held by a bank, broker, or nominee for the person’s account, shares held through family trust arrangements, shares held jointly with the named individuals’ spouses, and vested share units held by non-employee directors that are payable upon separation from service from the Board (for each of Messrs. Morris and Nevels, 12,869, and for all other non-employee directors, the amounts shown in the column). Mr. Nevels holds 2,033 shares jointly with his spouse. This column includes, for executive officers, share equivalent units held in the Company’s retirement savings plan that confer voting rights through the plan trustee with respect to shares of Company common stock as follows: Mr. Harvey, 895; Mr. Oplinger, 541; and Mr. Reyes, 614. This column also includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of March 1, 2021 or will become exercisable within 60 days thereafter as follows: Mr. Harvey, 427,161; Mr. Oplinger, 92,979; Mr. Slaven, 12,267; Mr. Reyes, 26,930; and Mr. Heeter, 35,570; and all executive officers as a group, 626,971. Non-employee directors do

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2021 PROXY STATEMENT

Beneficial Ownership (continued)

not have Company stock options. This column does not include performance-based restricted share units or time-based restricted share units granted to the executive officers that will not or could not be earned and/or paid within 60 days of March 1, 2021.
(3)

For executive officers and non-employee directors, respectively, this column includes deferred share units held under the deferred compensation plan for executives and deferred share units (acquired at Separation due to certain directors’ service on the board of our former parent company) pursuant to the Deferred Fee Plan. Deferred share units are payable in cash and do not have voting rights. For non-employee directors, this column includes unvested restricted share units, which have time-based vesting and are payable following a director’s separation from service from the Board, pursuant to the terms of the Company’s Non-Employee Director Compensation Policy. For executive officers, this column includes unvested time-based awards of restricted share units and stock options that will not or could not be earned and/or paid within 60 days of March 1, 2021. For executive officers, this column does not include performance-based restricted share units, which, in addition to service-based vesting criteria, have performance-based criteria that render the total amount of shares ultimately issuable indeterminable until such awards are deemed earned and payable by the Compensation and Benefits Committee after the end of the applicable performance period.

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2021 PROXY STATEMENT

Item 2 Ratification of the Appointment of

Independent Auditor

Under its charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation, and termination of the independent registered public accounting firm (the “independent auditor”) retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance, and independence of the Company’s independent auditor, and based on its evaluation, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2021. PricewaterhouseCoopers LLP served as the Company’s independent auditor for fiscal year 2020. The independent auditor has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee believes that PricewaterhouseCoopers LLP is knowledgeable about the Company’s operations and accounting practices. The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. The Audit Committee considers whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of the Company’s independent auditor. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent auditor.

Although we are not required to seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor, we are doing so as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2021.

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2021 PROXY STATEMENT

Item 2 Ratification of the Appointment of Independent Auditor (continued)

Report of the Audit Committee

In accordance with its charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditor’s qualifications and independence, and
•	the performance of the Company’s internal audit function and independent auditor.

It is the responsibility of Alcoa’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2020 (the independent auditor), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (“GAAP”) and/or other applicable principles, and for attesting to the effectiveness of the Company’s internal control over financial reporting. The independent auditor also reviews the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management, and (iii) considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitors the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources, and progress to date.

At every regular meeting, the Audit Committee meets separately with the independent auditor and the chief internal audit executive, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer, the Controller, the General Counsel, and the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed under the applicable requirements of the PCAOB and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. In addition, the Audit Committee has approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2021.

The Audit Committee

Carol L. Roberts, Chair

Pasquale Fiore

James A. Hughes

Suzanne Sitherwood

Ernesto Zedillo

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2021 PROXY STATEMENT

Item 2 Ratification of the Appointment of Independent Auditor (continued)

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax, and other services, and for pre-approval of fee levels for such services. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve all of the services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under the policy require specific pre-approval by the Audit Committee before the service is provided. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of generally pre-approved services, based on subsequent determinations. Under the policy, the Audit Committee has delegated limited pre-approval authority to the Chair of the Audit Committee; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table for both 2019 and 2020 were pre-approved by the Audit Committee before being rendered.

Auditor Fees

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2020 and December 31, 2019 (in thousands).

	2020	2019

Audit Fees	$8,237	$7,299

Audit-Related Fees	$753	$49

Tax Fees	$43	$39

All Other Fees	$27	$27

Total	$9,060	$7,414

Audit Fees for 2020 and 2019 consisted of fees related to the annual integrated audit of the Company’s consolidated financial statements and review of the interim financial statements, and statutory audits. For 2020, fees are included for work on carve-out financial statements relating to divestitures.

Audit-Related Fees for 2020 and 2019 consisted of fees relating to audits of employee benefit plans and agreed-upon procedures for regulatory and compliance requirements. For 2020, fees are also included for due diligence work relating to divestitures.

Tax Fees for 2020 and 2019 consisted of fees relating to international tax compliance work.

All Other Fees for 2020 and 2019 consisted of fees relating to captive insurance company procedures and for subscription to PricewaterhouseCoopers’ online resource.

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2021 PROXY STATEMENT

Item 3 Approval, on an Advisory Basis, of the Company’s 2020 Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2020 compensation of the NEOs listed in the “Summary Compensation Table” in this Proxy Statement, commonly referred to as the “Say-on-Pay” vote. At the 2017 Annual Meeting, the first after the Separation, stockholders voted to hold an advisory “Say-on-Pay” vote on an annual basis. Accordingly, Alcoa has determined to submit an advisory vote on our executive compensation program to our stockholders at each annual meeting (with the next one occurring in 2022) until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation, which is anticipated to occur at the 2023 Annual Meeting.

The Say-on-Pay vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation and Benefits Committee, and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

You should read the “Compensation Discussion and Analysis” section and the compensation tables in determining whether to approve this proposal. The Board recommends that the stockholders approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” Item 3, the approval, on an advisory basis, of the Company’s 2020 named executive officer compensation.

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2021 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Alcoa’s executive compensation philosophy and the pay programs applicable to the below-referenced named executive officers (the “NEOs”) in 2020. The fundamental objectives of our executive compensation program are to align pay with performance, retain talent, and drive stockholder value. The compensation programs described below have been developed and are overseen by the Company’s Compensation and Benefits Committee (for purposes of this section, the “Compensation Committee” or the “Committee”) to promote the achievement of these objectives.

The 2020 NEOs are comprised of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers of Alcoa (other than the CEO and CFO) at December 31, 2020. Our 2020 NEOs and their respective positions with the Company as of December 31, 2020 are set forth below:

•	Roy C. Harvey, President and CEO
•	William F. Oplinger, Executive Vice President and CFO
•	John D. Slaven, Executive Vice President and Chief Operations Officer
•	Timothy D. Reyes, Executive Vice President and Chief Commercial Officer
•	Jeffrey D. Heeter, Executive Vice President and General Counsel

This CD&A is organized as follows: (i) Overview; (ii) 2020 Highlights; (iii) Executive Compensation Philosophy; (iv) Executive Compensation Policies and Practices; (v) Stockholder Engagement and 2020 Say-on-Pay Vote; (vi) Executive Compensation Process and 2020 Executive Compensation; (vii) Other Compensation Plans and Arrangements of Alcoa; and (viii) Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards.

Overview

In 2020, we continued to execute on our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably. We safely maintained operations throughout the year during the COVID-19 pandemic and exceeded our 2020 target for cash actions, delivering in excess of $900 million. In addition, we progressed on our previously announced multi-year portfolio review, including non-core asset sales, aimed at driving lower costs and achieving sustainable profitability, and 2020 was the first full year of our new operating model intended to create a leaner, more integrated, operator-centric organization.

2020 Highlights

In 2019 and early 2020, the Committee reviewed the Company’s executive compensation and pay-for-performance practices with the goals of motivating our executive leadership team and increasing stockholder value, while ensuring that unnecessary risk was appropriately mitigated within our pay programs. This evaluation resulted in the following with respect to our 2020 compensation:

•	Continuing review of our NEO compensation elements against those used in the applicable peer groups.
•	An IC plan that included focus on operating performance, as further described in the “Executive Compensation Process and 2020 Executive Compensation” section of this CD&A.
•

Revised equity mix of 60% performance-based restricted share units (“PRSUs”) (at target), and 40% time-based restricted share units (“RSUs”). The Committee determined to remove stock options from the equity mix in light of the volatility of Alcoa stock as a commodity based company, and to better align with the CEO Peer Group for equity awards.

•

PRSUs granted in 2020 with a three-year cumulative performance cycle from January 1, 2020 to December 31, 2022 that consists of four metrics equally weighted at 25%:(i) Total Shareholder Return (relative to the S&P Metals and Mining Select Industry Index) (“Relative TSR”), (ii) Return on Equity (“ROE”) Improvement, (iii) Proportional Net Debt, and (iv) Carbon Intensity. Each of the metrics are further described in the “2020 Equity Awards: Performance-Based

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Executive Compensation | Compensation Discussion and Analysis | 2020 Highlights (continued)

Restricted Share Units and Time-Based Restricted Share Units.” These changes further reflect Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably.

In 2020, we made strategic progress and achieved or exceeded certain goals and targets; overall performance under the 2020 Company IC plan (the “Company IC Plan”) was achieved at 102.7% of target. However, our 2018 PRSUs did not meet threshold performance with respect to the Relative TSR metric and achieved minimal results with respect to the ROC Improvement metric, resulting in a payout of 3.5% of shares for this award.

Executive Compensation Philosophy

Our executive compensation philosophy is based on four guiding principles to drive pay-for-performance and alignment of our compensation program with the interests of our stockholders:

(1)	Motivational: Our executive compensation plans are intended to be highly motivational, retentive, and critical to executive recruiting.
(2)

Targeted at Median: Total compensation (base salary, IC, and LTI) is targeted at median of the peer group, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved at higher than target levels.

(3)	Equity-Dominant and Aligned with Stockholders: Equity is the most significant portion of total compensation for NEOs in order to align the interests of NEOs with the stockholders.
(4)

Diversified Metrics: IC and LTI metrics focus management’s actions on Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and on achieving the greatest positive impact on financial performance without creating undue risk.

For 2020, the Committee used its experience and business judgment to determine the appropriate compensation metrics, targets, and awards for our executive officers, including the NEOs. As part of this determination, the Committee assessed numerous factors including:

•	Individual contributions and overall corporate performance;
•	Market positioning, based on peer group data, targeting the market median;
•	Complexity and importance of each NEO’s role and his related responsibilities;
•	Aggressiveness of the performance targets;
•	Unanticipated events impacting financial results;
•	Retention of key individuals in a competitive talent market; and
•	Leadership and growth potential.

Our executive compensation philosophy is reviewed and refined annually by the Committee to align with our strategic priorities, corporate values, business needs, stockholder value, and peer group practices.

Executive Compensation Policies and Practices

What We Do

Pay-for-Performance. We believe in a “pay-for-performance” philosophy that links executive compensation to the Company’s measured performance in key financial and non-financial areas and the long-term interests of stockholders. For purposes of short-term compensation, the Company evaluated performance against rigorous business metrics selected to incentivize performance, including Non-normalized EBITDA, free cash flow (normalized), Segment production/EBITDA, safety, and diversity. With respect to LTI awards, the Committee made several metric changes in support of our long-term strategy, including the change to the S&P Metals and Mining Select Industry Index for Relative TSR, ROE Improvement, Proportional Net Debt, and Carbon Intensity. Each LTI metric is measured over a three-year period, and each is further described in this CD&A.

Consider Peer Groups in Establishing Compensation. To help determine 2020 total direct compensation for our NEOs, the Committee developed and approved the use of two separate peer groups: one group for our CEO (the “CEO Peer

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

Group”), which consists of 16 companies (and also is used as a secondary peer group for our other NEOs), and a second group, consisting of over 250 companies, for our other NEOs (the “Non-CEO Peer Group”), which provides for a more robust benchmark. During 2020, the Committee reviewed the continued appropriateness of our peer groups.

The CEO Peer Group is determined primarily based upon Global Industry Classification Standards, revenue, and market capitalization. The Non-CEO Peer Group is determined primarily based upon the same revenue criteria as the CEO Peer Group and is limited to companies who also participated in the Willis Towers Watson Executive Compensation Survey, excluding financial services and insurance companies. We believe that using this larger peer group creates more stability in the data, as outside of the CEO and CFO the position of each NEOs varies from organization to organization and may change from year-to-year. The 2020 component companies for the CEO Peer Group are listed below.

Air Products and Chemicals, Inc.	AK Steel Holding Corporation*	Commercial Metals Company	Eastman Chemical Company
Ecolab Inc.	Freeport-McMoRan Inc.	Huntsman Corporation	International Paper Company
Newmont Corporation	Nucor Corporation	PPG Industries, Inc.	Reliance Steel & Aluminum Co.
Steel Dynamics, Inc.	United States Steel Corporation	The Sherwin-Williams Company	WestRock Company
*	AK Steel merged with Cleveland-Cliffs Inc. as of March 2020

Review Tally Sheets. For 2020, the Committee utilized and reviewed tally sheets that summarized various elements of historic and current compensation for the CEO and other NEOs, which helped the Committee synthesize the various components of the 2020 executive compensation program. This information included compensation opportunities, actual compensation, and historical awards.

Maintain Robust Stock Ownership Guidelines. Alcoa maintains stock ownership requirements that align the interests of management with those of stockholders by requiring executives to hold substantial equity in Alcoa until retirement. Our stock ownership guidelines require that the CEO and each of the other NEOs retain equity equal in value to a multiple of their base salary, as shown below. These guidelines reinforce management’s focus on long-term stockholder value and their commitment to Alcoa by requiring a meaningful level of ownership for all NEOs. As of December 31, 2020, Messrs. Harvey, Oplinger, Reyes, and Heeter had each satisfied their respective stock ownership requirements; Mr. Slaven, who joined the Company in February 2019, had not yet satisfied his stock ownership requirement. As noted in the Stock Ownership Guidelines Calculation below, stock ownership is measured as of year-end and is impacted by stock performance over the month of December. Until stock ownership requirements are met, each NEO is required to retain 50% of any shares acquired upon the vesting of RSUs/restricted stock (time- or performance-based) or upon the exercise of stock options. For purposes of satisfying this requirement, “shares” include shares of Alcoa common stock owned outright by the NEO, stock equivalents in the Alcoa Retirement Savings Plan or Deferred Compensation Plan, and unvested time-based RSUs. The Committee continues to monitor each NEO’s progression and achievement of their respective stock ownership requirements.

Name	Stock Ownership as a Multiple of Salary	Current Status
Roy C. Harvey	6X	Exceeds
William F. Oplinger	3X	Exceeds
John D. Slaven	2X	Below
Timothy D. Reyes	2X	Exceeds
Jeffrey D. Heeter	2X	Exceeds

Stock Ownership Guidelines Calculation

Salary as of 12/31	X	Stock Ownership Multiple	÷	Alcoa’s Average Closing Price per Share for the Month of December	=	Shares Required for Stock Ownership Guidelines

Schedule Equity Award Grants to Promote Transparency and Consistency. Alcoa’s practice has been to grant equity awards on the same day as its first Committee meeting each year, typically held in late January, with awards based on the closing market price per share of Alcoa stock on the grant date.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

Clawback Policies Incorporated into Incentive Plans. Alcoa’s Annual Incentive Plan and 2016 Stock Incentive Plan each contain “clawback” provisions regarding recoupment of compensation. In 2018, these plans were further amended to enhance their already robust recoupment features to provide that if the Board learns of any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm to Alcoa, as determined in the Board’s discretion, then the Board may cause the full or partial cancellation and recovery of awards previously granted to any current or former executive officer. This is in addition to a clawback right in connection with a restatement of financial statements.

Double-Trigger Equity Vesting in the Event of a Change in Control. “Double-trigger” vesting generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest (i.e., on a “single trigger” basis). Vesting would accelerate only if the participant is also terminated without “cause” or resigns for “good reason” (as those terms are defined in the Alcoa Corporation Amended and Restated Change in Control Severance Plan (the “CIC Severance Plan”)) within 24 months following the change in control. Performance-based stock awards will be converted to time-vested stock awards upon a change in control and, similarly, would be subject to the same double-trigger vesting provisions.

Pay Competitive Salaries. The Committee reviewed and set the 2020 salaries of its executive officers, including the NEOs, after consideration of the median of the relevant peer group for their respective positions, individual contributions, previous salary changes, experience, and other factors.

Provide Appropriate Benefits. Our NEOs participate in the same benefit plans as our salaried employees. We provide retirement and benefit plans to senior executives for the same reasons as for other employees—to provide a competitive compensation package that offers an opportunity for retirement, savings, and health and welfare benefits. Retirement plans for senior executives generally pay the same formula amount as retirement plans for salaried employees.

Maintain a Conservative Compensation Risk Profile. We review our compensation risk profile on an annual basis. The Committee periodically evaluates the risk profile of our compensation programs when establishing policies and upon approving IC and LTI plan designs. Additionally, the Board annually considers risks related to compensation in its oversight of enterprise risk management. These evaluations include a consideration of the ways in which we believe compensation risk is effectively managed or mitigated, including as follows:

•	the use of corporate-wide metrics encourages cooperation between business segments by focusing on the same goals;
•	the application of business segment metrics as necessary to further link compensation to the performance of our core businesses;
•	the mix between short-term and long-term incentives, and balance between cash and equity programs;
•	caps on incentives;
•	use of multiple financial and non-financial performance measures in our incentive plans;
•	discretion retained by the Committee to adjust awards;
•	stock ownership guidelines requiring the holding of substantial equity in Alcoa;
•	clawback policies applicable to all forms of IC and LTI compensation;
•	anti-hedging and anti-pledging provisions in the insider trading policy; and
•	balancing PRSUs and RSUs under the LTI plan.

Retain an Independent Compensation Consultant. In 2020, the Committee directly retained an independent compensation consultant, Pay Governance, that provided advice as requested by the Committee on the amount and form of certain executive compensation, including, among other items, executive compensation best practices, market trends and developments, including those as a result of the COVID-19 pandemic, insights concerning say-on-pay, and analysis and review of Alcoa’s compensation plans for executives. The independent consultant also provided consulting services to the Governance and Nominating Committee regarding non-employee director compensation. The independent consultant did not provide any services to Alcoa other than the services provided directly to the Board committees.

What We Don’t Do

No Employment Contracts. We do not have employment contracts with any of our NEOs that guarantee employment.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

No Short Selling, Hedging, or Pledging of Alcoa Stock. Directors, officers, and employees are prohibited from engaging in short selling, hedging, or pledging transactions with respect to our securities. Short sales of Alcoa securities (i.e., sales of securities that are not then owned) and derivative or speculative transactions, including puts and calls, in Alcoa securities by our directors, officers, and employees are prohibited. In addition, no director, officer or employee or any designee of such director, officer, or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of Alcoa securities. Directors and officers are also prohibited from holding Alcoa securities in margin accounts and from pledging Alcoa securities as collateral.

No Excise Tax Gross-Ups for Participants in the CIC Severance Plan. The CIC Severance Plan provides that no excise or other tax gross-ups will be paid, and that severance benefits will be available only upon termination of employment for “good reason” by an officer or without cause by Alcoa. For a discussion of the Alcoa Corporation CIC Severance Plan, see “Other Compensation Plans and Arrangements of Alcoa” and “Potential Payments Upon Termination or Change in Control.”

Limited Perquisites. Consistent with our executive compensation philosophy, we limit the perquisites provided to executive officers to business-related relocation and international assignments that serve reasonable business purposes.

Limited Tax Gross-Ups Reserved for Certain Critical Business-Related Purposes. Alcoa does not provide our NEOs with tax gross-ups or reimbursements on perquisites, other than in limited circumstances for business-related relocation and international assignments which are deemed to be in the best interests of the Company to retain our executive talent and are consistent with market practice.

No Dividend Equivalents on Stock Options, and No Payment of Dividend Equivalents on Unvested Stock Awards. Alcoa currently does not pay a regular dividend. If and to the extent that we determine to pay dividends in the future, dividend equivalents would be accrued and paid on certain awards only if and when such awards vest. Such dividend equivalents would be calculated at the same rate as any dividends paid on our common stock. Dividend equivalents would not be paid on stock options or stock appreciation rights (which we have not granted to date).

No Discounting of Stock Options or Repricing of Underwater Stock Options (including cash-outs). The 2016 Stock Incentive Plan prohibits the discounting and the repricing of stock options, including cash-outs, without stockholder approval.

Stockholder Engagement and 2020 Say-on-Pay Vote

Routine and consistent investor outreach is fundamental to our commitment to engagement, communication, and transparency with our stockholders. Throughout the year, we proactively maintain relationships with our largest institutional stockholders, representing over 50% of our outstanding shares, and make efforts to be in contact with as many stockholders as possible, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders.

With regard to executive compensation, stockholders have continued to express support for Alcoa’s compensation programs, as evidenced by our 2020 Say-on-Pay vote, which received 87.5% approval. This level of support for our executive compensation programs was viewed by our Committee as an indication that no significant changes to our programs were warranted by such vote. The Committee will continue to consider stockholder input, including the advisory Say-on-Pay vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future. We communicate with our stockholders through various methods, all of which are designed to keep stockholders apprised of the Company’s operations, including through participation in numerous investor conferences, and we maintain consistent contact with investors throughout every quarter.

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2021 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2020 Executive Compensation

Executive Compensation Process and 2020 Executive Compensation

The Committee followed the process illustrated below in determining the CEO’s and other NEOs’ compensation. Officers do not determine the amount or form of executive or director compensation, although the CEO provides recommendations to the Committee regarding compensation changes and incentive compensation for other officers.

To attract, motivate, align, and retain high performing executives, we designed our 2020 executive compensation program to target total compensation at the median of market, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved above target levels.

The potential for an above target award of IC and LTI compensation has proven to be a significant retention factor, with a demonstrable impact on motivating managers to achieve strong operational and financial performance. While our program includes a steep reduced payout slope from target to minimum, we have also established payout multiples for overachievement that can be earned with significant upside performance.

Alcoa designed its 2020 executive compensation program to pay for performance, with equity as the most significant portion of total compensation. As with last year, the Committee approved weighting performance-based incentives commensurate with each NEO’s level of responsibility. For 2020, 90% of our CEO’s target compensation and 71% to 77% of our other NEOs’ target compensation was performance-based, variable and/or at-risk, with the remaining amounts in the form of base salary.

We established performance metrics and targets at the beginning of 2020 for our annual IC awards and our three-year cumulative PRSU program.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2020 Executive Compensation (continued)

Components of 2020 Executive Compensation Program

Component	Purpose	Design

Base Salary (cash)	Reflects the experience of the NEO and expected day-to-day contributions. Amounts are supported by competitive market data.	Reviewed at least annually to consider changes in responsibility, experience, and market competitiveness.

Annual Incentive Compensation (short-term cash opportunities)	Short-term, at-risk pay designed to motivate achievement of annual performance goals in support of our strategic priorities.

Market competitive targets established for NEOs.

Performance-based annual financial and non-financial metrics (Adjusted EBITDA Excluding Special Items—Non-normalized, free cash flow—normalized, segment production/EBITDA performance, safety, and diversity). There are no payouts if performance is below threshold and participants have an opportunity for above target payouts when targets are exceeded.

Long-Term Incentive (long-term equity opportunities)	Long-term, at-risk pay designed to balance short-term at-risk pay, align the interests of executives with stockholders, support our strategic priorities, encourage executive retention, and align our programs with market practices.

Our NEOs received LTI compensation opportunities in two parts:

1)  PRSUs, to reward performance based on Relative TSR and long-term strategic measures; and

2)  Time-Based RSUs, to retain NEOs through the challenges of a commodity-driven business

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2020 Executive Compensation (continued)

2020 Base Salaries

We review each NEO’s base salary with the following primary considerations in mind: experience in the position, the median of the peer group for their respective positions, and individual contributions. Alcoa pays salaries to its NEOs to ensure an appropriate level of fixed compensation that enables the attraction and retention of highly skilled executives and mitigates the incentive to assume highly risky business strategies to maximize IC compensation. The base salaries for our NEOs were reviewed at the beginning of 2020, with changes effective on March 1, 2020, as reflected in the table below. Messrs. Reyes and Slaven had salary adjustments in November 2019 in consideration of their new roles in connection with the Company’s operating model restructuring, and therefore had no salary adjustment in 2020. The Committee continues to link the NEOs’ base salaries closely with the market median for their respective positions.

Name	Salary as of December 31, 2019	Salary as of March 1, 2020
Roy C. Harvey	$1,033,500	$1,060,000
William F. Oplinger	$654,308	$673,937
John D. Slaven	$625,000	$625,000
Timothy D. Reyes	$575,000	$575,000
Jeffrey D. Heeter	$456,807	$502,484

2020 Annual Incentive Compensation

Our Company IC Plan had several design changes for 2020 as follows:

(i)	the creation of operational measures focused on production and EBITDA in order to align compensation globally and provide specific business segment metrics, and
(ii)	removal of the environmental measures (environmental metrics are now included among the LTI award performance measures to align with our long-term strategic priority to Advance Sustainably).

We based IC opportunities for 2020 on the following parameters plus the individual goals and contributions of each NEO:

•

70% financial targets, based upon Adjusted EBITDA Excluding Special Items—Non-Normalized (20%), Free Cash Flow—Normalized (20%), and Segment production/EBITDA performance (30%), as more fully described below; and

•	30% non-financial targets, consisting of Safety (20%) and Diversity metrics (10%), each as more fully described below.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2020 Executive Compensation (continued)

Company IC Plan Metrics

The below chart describes the specific 2020 metrics and results for the 2020 Company IC Plan awards:

Performance Metrics(1)	Metric Weight	Performance Minimum (0%)	Performance Threshold (50%)	Performance Target (100%)	Performance Maximum (150%)	Performance Super- Maximum (200%)	Performance Results	Achievement %	Weighted Result
Financial Metrics (70%)
Adjusted EBITDA Excluding Special Items–Non-Normalized ($M)(2)	20.0%	389	889	1,389	1,889	2,389	1,236	84.7%	16.9%
Free Cash Flow—Normalized ($M)(2)	20.0%	(421)	(246)	(71)	229	529	330	166.8%	33.3%
Bauxite Wet production (tpd)	10.0%	121,679	122,920	124,162	124,783	125,404	123,879	89%	8.9%
Alumina digester production (tpd)	10.0%	36,093	36,454	36,822	37,006	37,190	37,082	171%	17.1%
Aluminum EBITDA— Normalized ($M)(2)	10.0%	460	510	560	610	660	625	165%	16.5%
Non-Financial Metrics (30%)
Safety
Zero Fatalities (count)(3)	10.0%	1	—	—	—	0	1	0%	0.0%
FSI—Actual (count)(4)	10.0%	—	5	3	—	1	1	100%	10.0%
Diversity
Global Women (%)(5)	5.0%	—	15.86%	16.16%	—	16.57%	15.63%	0%	0.0%
Female Hires (%)	2.5%	—	25.16%	25.46%	—	25.88%	22.30%	0%	0.0%
Women Job Band 30+ (%)	2.5%	—	26.05%	26.36%	—	26.77%	25.92%	0%	0.0%
Total	100.0%								102.7%
(1)	The maximum payout for each financial and non-financial metric is 200%.
(2)

Adjusted EBITDA Excluding Special Items–Non-Normalized, Free Cash Flow—Normalized, and Aluminum EBITDA—Normalized are Non-GAAP financial measures. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion regarding how these numbers are calculated from Alcoa’s Consolidated Financial Statements. Additionally, as a result of EBITDA not being normalized for the effects of currency, metal prices and API, the target varies year-over-year, and may be less than the prior year.

(3)	This metric is achieved (at the super-maximum performance level of 200%) only if there are zero fatalities.
(4)

The Fatal and Serious injuries (“FSI”)—Actual safety metric focuses on reducing the number of fatal and serious injuries/illnesses that are life-altering or life-ending and is capped at a target payout if there is any fatality during the annual performance period.

(5)	This metric represents the percentage of females in the Company’s global workforce.

2020 Target Annual Incentive Compensation Opportunities

In January 2020, the following target incentive opportunities were set and approved by the Committee for each NEO based on his then-current job band. The IC target opportunity for each of Messrs. Slaven, Reyes and Heeter were increased to 80% (from 75%) to align with the median of their applicable peer group market data and internal equity.

Named Executive Officer	Total Target Annualized IC Opportunity for 2020 (% of Base Salary Earnings)	Total IC Opportunity for 2020 at Target $	Total IC Opportunity for 2020 at Maximum $(1)

Roy C. Harvey	150%	$1,583,375	$3,166,750

William F. Oplinger	100%	$670,666	$1,341,332

John D. Slaven	80%	$500,000	$1,000,000

Timothy D. Reyes	80%	$460,000	$920,000

Jeffrey D. Heeter	80%	$395,897	$791,794
(1)	The maximum payout under the IC plan is 200% of target.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2020 Executive Compensation (continued)

2020 Annual Incentive Compensation Payout Determination and Amounts

In January 2021, the Committee met to consider 2020 Alcoa performance and individual contributions to determine IC payouts for each NEO for 2020. Based on the metrics outlined earlier in this section, Alcoa’s performance results under the 2020 Company IC Plan were achieved at 102.7% of target (before consideration of each NEO’s individual contributions). The resulting IC payout for the NEOs was based on the following formula, with the individual contributions adjustment applied to the performance results, as further described below, measured from January 1, 2020 through December 31, 2020, and subject to a maximum payout of 200% of target.

Formula to Determine 2020 Annual Incentive Compensation Payout

Base Salary Earnings ($) (fiscal year)	x	Applicable Target Incentive Opportunity (%)	x	Achievement Based on Plan Results (%)	+/-	Individual Contributions Adjustment	=	Annual IC Payout ($)

At the beginning of 2020, each NEO’s performance goals and objectives were established in support of the overall organization and as to each function (as described below). The Committee undertook a qualitative review of each NEO’s contributions in determining the 2020 IC payouts, placing specific emphasis on each NEO’s roles and contributions to the success of the Company throughout 2020. The IC payouts reflect the achievements of the executive leadership team in a highly complex and ever-changing commodity environment during an unusual year challenged by the COVID-19 pandemic. The following is a description of the Committee’s findings with respect to each NEO:

Mr. Harvey continued to steer the strategic direction of Alcoa by overseeing actions connected to the strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and actions to drive the corporate values throughout the organization. Throughout the year, he maintained active engagement with the Chairman and the Board of Directors, providing full transparency on all aspects of the Company’s performance. As CEO, Mr. Harvey provided leadership and direction to the management team through challenging financial and employee-focused decisions. Specifically, during 2020, he focused on: (i) environment, health, and safety, through focused planning and rigorous follow-through; (ii) strengthening the Company’s relationships with stakeholders; (iii) delivering financial results by implementing key strategic actions and a cash program to improve Alcoa both operationally and financially; and (iv) positioning Alcoa for a sustainable world by overseeing the expansion of Alcoa’s SUSTANA product line and the progression of a multiyear portfolio transformation to further leverage the Company’s industry leading environmental and social standards. Mr. Harvey also demonstrated leadership in his oversight of Alcoa’s immediate response to the threat of COVID-19 and the implementation of precautions that allowed for continued full operation.

Mr. Oplinger led the finance, tax, treasury, investor relations, transformation, and corporate development functions and made significant contributions to the strategic direction of the Company. Mr. Oplinger’s team oversaw the implementation of the 2020 cash preservation and generation program and drove the Company’s non-core asset sales in alignment with its strategy, including the completion of the sale of the waste treatment business in Gum Springs, Arkansas and the execution of an agreement to sell the rolling mill business located at Warrick Operations. Mr. Oplinger’s focus on strengthening the balance sheet resulted in improved pension asset returns through proactive management, improved liquidity through a debt issuance, and a re-negotiated revolving credit facility with more favorable terms. He also continued to build the Company’s reputation amongst analysts, rating agencies, and stockholders with clear investor strategy and messaging, resulting in stable corporate credit ratings.

Mr. Slaven demonstrated outstanding leadership of all aspects of the Company’s global operations (Bauxite, Alumina, and Aluminum), with a particular focus on driving a culture of safety and establishing an operations productivity engine built on transparency and accountability. Mr. Slaven oversaw a number of critical initiatives to improve performance including: the full restart of the Aluminerie de Bécancour Inc. (ABI) smelter in Québec; the safe curtailment of the Intalco smelter in Washington State; disciplined productivity program management; improved stability across the operations and the achievement of production records in Bauxite and Alumina; and efforts to strengthen the organization by supporting our operator-centric approach. He also personally led several inclusion and diversity initiatives. Mr. Slaven also played a critical role in the execution of COVID-19 targeted action response plans, which resulted in the Company safely maintaining its operations with all production sites fully operational throughout 2020.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2020 Executive Compensation (continued)

Mr. Reyes led Alcoa’s Commercial function, which includes strategy, procurement, energy, supply chain, and sales, and provided oversight of the Company’s strategy development, ensuring alignment and initiative prioritization. Mr. Reyes’s team provided critical input into Alcoa’s multiyear portfolio transformation, which included the curtailment of the Intalco smelter, the decision to divest the rolling mill business at Warrick Operations, and the actions initiated to address the San Ciprián smelter, and he supported several other strategic projects in pursuit of the Company’s long-term plans. Mr. Reyes oversaw the optimization of the supply chain function to improve capabilities, processes, and transparency, and drove significant improvements in working capital. He also expanded the Company’s SUSTANA brand with the addition of EcoSource and oversaw the ASI certification process.

Mr. Heeter led the legal, governance, ethics and compliance, data protection, and global security functions of the Company and continued to provide strong business support and counsel to the executive team. He assisted in managing risks and liabilities facing the Company in the ordinary course of business; provided critical support to certain key business actions, including actions initiated to address the San Ciprián smelter, and non-core assets sales; and continued to facilitate active and transparent engagement with the Board. In addition, he demonstrated personal leadership of diversity initiatives. Mr. Heeter’s team also established crisis response teams to initiate preparedness and response plans to the COVID-19 pandemic and ensure the safety and wellness of Alcoa’s employees.

The Committee determined that the foregoing performance goal achievements and the above-described payouts adequately reflect the NEO contributions, with the exception of Mr. Slaven as shown below. The following are the 2020 incentive compensation payout amounts to the NEOs:

Name	Earnings	IC Target %	IC Target $	Financial Results %	IC Based on Financial Results	Individual Contribution Adjustment	Total IC Payout

Roy C. Harvey	$1,055,583	150%	$1,583,375	102.7%	$1,626,126	—	$1,626,126

William F. Oplinger	$670,666	100%	$670,666	102.7%	$688,774	—	$688,774

John D. Slaven	$625,000	80%	$500,000	102.7%	$513,500	25%	$641,875

Timothy D. Reyes	$575,000	80%	$460,000	102.7%	$472,420	—	$472,420

Jeffrey D. Heeter	$494,871	80%	$395,897	102.7%	$406,586	—	$406,586

2020 Equity Awards: Performance-Based Restricted Share Units and Time-Based Restricted Share Units

In January 2020, Alcoa granted the 2020 LTI awards to the NEOs in order to align their interests with those of stockholders, link compensation to stock price appreciation over a multi-year period, and support retention. Due to stock price volatility as a commodity based company, NEO retention concerns and peer benchmark data, the Committee determined to eliminate stock options from the 2020 equity mix. The 2020 LTI awards were in the form of 60% PRSUs (at target) and 40% time-based RSUs. In each case, the grant value was based upon the job band of each NEO and his contribution to the Company at the time of grant.

Mix of Long-Term Incentive Awards

•

PRSUs (60%). PRSU award performance is based on achievement against cumulative three-year performance targets (equally weighted metrics of: (i) Relative TSR, (ii) ROE Improvement, (iii) Proportional Net Debt, and (iv) Carbon Intensity). These changes in the metrics were to better align the LTI plan with Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably. Earned PRSUs will be settled in shares of common stock after the end of the three-year performance period. The maximum award level is 200% of the target award.

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•	Time-based RSUs (40%). RSUs vest on the third anniversary of the grant date, providing a multi-year retention incentive.

2020 Grants of Long-Term Incentive Awards to Each NEO

The Committee granted the following 2020 LTI awards for each NEO (based on the closing price per share of the Company’s common stock on the grant date). The grant date was January 23, 2020 for each NEO, the date of the first Committee meeting of 2020.

The 2020 PRSU awards have a performance period of January 1, 2020 through December 31, 2022. If the 2020 PRSU awards are earned, as determined by the Committee, the 2020 PRSUs will be paid out in shares of Company common stock on a one-unit to one-share basis. The amount of the 2020 PRSUs earned, if any, will be based on the Company’s performance against goals relating to the following metrics, with payout ranging from 0 to 200% of target for each NEO’s 2020 PRSU award:

Name	2020 LTI Fair Market Value at Grant	Number of Performance- Based Restricted Stock Units (Target)	Number of Time-Based Restricted Stock Units

Roy C. Harvey	$8,000,019	294,660	196,440

William F. Oplinger	$1,600,167	58,940	39,290

John D. Slaven	$1,000,206	36,840	24,560

Timothy D. Reyes	$1,000,206	36,840	24,560

Jeffrey D. Heeter	$1,000,206	36,840	24,560

PRSU Metrics

•

Relative TSR (25%): Relative TSR means total shareholder return relative to the S&P Metals and Mining Select Industry Index performance over the performance period (determined by subtracting the S&P Metals and Mining Select Industry Index TSR from the Company’s TSR, using straight line interpolation) with the payout achievement scale as follows:

0%	100% (Target)	200%
25th percentile	50th percentile	75th percentile

•

ROE Improvement (25%): ROE Improvement measured over the three-year performance period against the 2019 baseline of -3.9%, with the Committee reserving the discretion to normalize achievement by applying adjustments (measured in basis points and determined by subtracting the baseline ROE Improvement from actual ROE Improvement results). The Committee considered the Company’s ROE Improvement goals to be challenging but achievable given the information available at the time of setting the goals. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion of the ROE Improvement calculation.

•

Proportional Net Debt (25%): Improvement of proportional net debt by the end of 2022. The Committee considered the Company’s Proportional Net Debt goals to be challenging but achievable given the information available at the time of setting the goals. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion of the Proportional Net Debt calculation.

•

Carbon Intensity (25%): This metric aligns with our announced strategic initiative and consists of two goals: (i) reducing carbon emissions in the refining operations (12.5% weighting), such that the Company is the lowest carbon dioxide emitter in the industry, and (ii) increasing production from direct and purchased renewable energy in the smelting operations (12.5% weighting). The Committee considered the Company’s Carbon Intensity goals to be challenging but achievable given the information available at the time of setting the goals.

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2018 Performance-Based Restricted Share Units—Performance Targets and Achievement

The 2018 PRSU awards were granted by the Committee with the performance goals of (i) Total Shareholder Return relative to the S&P 500 Index (“2018 Relative TSR”) and (ii) Return on Capital Improvement) (“ROC Improvement”), which were equally weighted and measured over the performance period of January 1, 2018 through December 31, 2020 for all NEOs. Performance relative to the applicable goals, and the amount of shares earned for the three-year cumulative performance period, was determined by the Committee after the end of the three-year period using the following formula:

Payout Based on Three-Year Performance Period (January 1, 2018—December 31, 2020)

Target Opportunity (Number of PRSUs)	x	% Achievement Based on Alcoa Performance Targets (Relative TSR and ROC Improvement)	=	Potential Payout based on Performance

Based on performance against the goals set forth in the below chart, the 2018 PRSU awards were earned as follows:

Alcoa Performance Targets and Results (January 1, 2018—December 31, 2020)

Metric (%)	Weight	Minimum (0%)	Threshold (50%)	Target (100%)	Maximum (150%)	Super Maximum (200%)	Results	Weighted Results

ROC Improvement (measured in basis points)(1)	50%	0	100	200	350	500	14	3.5%

2018 Relative TSR (measured in basis points)(2)	50%	-5,000	-2,500	—	2,500	5,000	-9,742	0.0%

Total								3.5%
(1)

This financial measure has not been calculated in accordance with GAAP. Please see “Attachment A—Additional Information Regarding Financial Measures” for a description of how these numbers were calculated from Alcoa’s audited financial statements.

(2)

2018 Relative TSR was based on the average closing price per share for Alcoa and each company for the number of active trading days in December as measured at the beginning and at the end of the performance period (assuming all dividends are reinvested).

Performance-Based Restricted Share Units—2018 Award Payouts

The three-year performance period applicable to the 2018 PRSU awards ended on December 31, 2020 and, as described in the table above, the Committee determined that the awards were earned at 3.5% of target (rounded up to the whole share) based on the performance results.

Named Executive Officer	2018 Performance-Based Units (Target)	Total Earned Shares for the 2018 PRSU Grants	Performance Period Results

Roy C. Harvey	87,950	3,079	3.5%

William F. Oplinger	22,520	789	3.5%

John D. Slaven(1)	—	—	—

Timothy D. Reyes	8,730	306	3.5%

Jeffrey D. Heeter	13,510	473	3.5%
(1)	Mr. Slaven was not an employee at the time the 2018 LTI awards were granted.

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Executive Compensation | Compensation Discussion and Analysis | Other Compensation Plans and Arrangements of Alcoa (continued)

Other Compensation Plans and Arrangements of Alcoa

Change in Control Severance Plan

We maintain the CIC Severance Plan. The CEO, CFO, General Counsel, the other NEOs, and other officers designated by the Committee are eligible to participate in the CIC Severance Plan. Under the CIC Severance Plan, an eligible employee who incurs a qualifying termination of employment, which is generally a termination without cause or resignation for good reason within two years following, or three months preceding, a change in control, will generally be entitled to receive:

•

cash severance equal to three times, in the case of the CEO, CFO and General Counsel, and two times, in the case of other participants, the sum of the employee’s annual base salary and his or her target annual incentive compensation with respect to the year of the change in control;

•	a pro-rated annual bonus;
•

continued life, accident and health benefits for up to three years, in the case of the CEO, CFO and General Counsel, and up to two years, in the case of other participants, following the qualifying termination of employment;

•

a cash lump sum amount representing the estimated equivalent of three years, in the case of the CEO, CFO and General Counsel, and two years, in the case of other participants, additional retirement benefits under the Company defined contribution plans in which the officer participates; and

•	reasonable outplacement services for a period of up to twelve months.

In addition, an eligible employee will be entitled to receive benefits under Alcoa’s post-retirement health care if the employee would have become entitled to benefits under this plan had he or she remained employed during the three years, in the case of the CEO, CFO and General Counsel, and two years in the case of other participants, following the qualifying termination. If amounts payable to an officer under the CIC Severance Plan would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such amounts will be reduced if necessary to maximize the after-tax payment to the officer.

Severance Agreements

Alcoa has entered into severance agreements with each of the CEO and CFO (together, the “CEO/CFO Severance Agreements”) and other NEOs (collectively, the “Officer Severance Agreements”), for the purpose of providing severance benefits to such officers upon a qualifying termination of employment that occurs other than in connection with a change in control. Payment is generally contingent upon the officer’s execution of a release of claims.

Under the CEO/CFO Severance Agreements, the officer will receive a payment of $50,000 upon a voluntary resignation where such officer provides three months’ notice to Alcoa and executes a release of claims. Upon an involuntary termination without cause, such officer is generally entitled to receive the greater of (i) amounts under the applicable company involuntary severance policy, to which such officer would otherwise be entitled if a participant, or (ii) the following: (a) cash severance equal to two times the officer’s annual base salary, (b) a pro-rated annual bonus for the year in which the termination occurs, (c) reasonable outplacement services for a period of up to twelve months, (d) $50,000 in consideration for the execution of a release of claims, (e) continued health benefits for two years following termination, and (e) a cash lump sum amount designed to provide two years of additional retirement benefits under the Company defined contribution plans in which the officer participates.

Under the Officer Severance Agreements, upon an involuntary termination of the officer’s employment without cause, the officer is generally entitled to receive the greater of (i) amounts under the applicable company involuntary severance policy, to which such officer would otherwise be entitled if a participant, or (ii) the following: (a) cash severance equal to the officer’s annual base salary, (b) a pro-rated annual bonus for the year in which the termination occurs, (c) reasonable outplacement services for a period of up to twelve months, (d) continued health benefits for one year following termination, and (e) one year of additional retirement benefits under the Company defined contribution plan in which the officer participates.

Sign-On Bonus for Mr. Slaven

In connection with inducing Mr. Slaven to accept our offer of employment, and in consideration for his forfeited equity from his previous employer, Alcoa agreed to provide him a cash sign-on bonus of $1,000,000, in the aggregate, subject to his

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Executive Compensation | Compensation Discussion and Analysis | Other Compensation Plans and Arrangements of Alcoa (continued)

continued employment with the Company, payable in three installments as follows: the first installment of $333,333 was paid to him upon his hire in February 2019, the second installment of $333,333 was paid to him in February 2020, and the third installment of $333,334 was paid in February 2021. If Mr. Slaven voluntarily terminates his employment with Alcoa for any reason prior to the first anniversary of each installment payment, he must reimburse Alcoa for that particular installment. His other compensatory arrangements with the Company are described in this CD&A.

Alcoa Corporation Deferred Compensation Plan

Under the Alcoa USA Corp. Deferred Compensation Plan, participants may defer base salary amounts and certain incentive plan awards until a later date. Generally, earnings on nonqualified deferred compensation include returns on notional investments that mirror the investment alternatives available to all salaried employees under the Alcoa Retirement Savings Plan for Salaried Employees. NEOs did not receive preferential/above market earnings on their investments.

Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards

Change in Control Provisions in the Annual Incentive Plan

In the event of a change in control, officers and other key employees receiving compensation pursuant to the Annual Incentive Plan, at the discretion of the Committee, are paid a pro-rata portion of target annual incentive compensation for the calendar year for which awards were made, based on the days of service during such calendar year from the beginning of the calendar year through the date of the change in control.

Change in Control Provisions in the 2016 Stock Incentive Plan

The 2016 Stock Incentive Plan provides for double-trigger equity vesting in the event of a change in control (as defined in the 2016 Stock Incentive Plan). This generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest on a “single trigger” basis, but vesting would accelerate only if the participant is terminated without cause or resigns for good reason (as those terms are defined in the CIC Severance Plan) within 24 months following the change in control.

Compensation Committee Report

The Compensation and Benefits Committee (the “Committee”) has:

1.	reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement; and
2.

based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s Proxy Statement relating to the 2021 Annual Meeting of Stockholders.

The Compensation and Benefits Committee

James E. Nevels, Chair

Timothy P. Flynn

Michael G. Morris

Carol L. Roberts

Suzanne Sitherwood

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Executive Compensation (continued)

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, or paid to, our NEOs for the years indicated below.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

Roy C. Harvey	2020	$1,055,583	$0	$8,468,529	$0	$1,626,126	$2,067,235	$ 63,335	$13,280,808
President and	2019	$1,023,750	$0	$7,315,378	$1,597,180	$1,389,741	$1,569,067	$ 68,345	$12,963,461
Chief Executive Officer	2018	$966,667	$0	$9,141,997	$1,562,543	$ 947,333	$ 512,574	$ 65,455	$13,196,569

William F. Oplinger	2020	$670,666	$0	$1,693,881	$0	$ 688,774	$1,011,653	$ 17,100	$4,082,074
Executive Vice President and	2019	$651,135	$0	$1,463,321	$319,501	$ 736,596	$1,045,857	$ 45,615	$4,262,025
and Chief Financial Officer	2018	$630,208	$0	$3,606,719	$400,176	$ 439,885	$ 107,922	$ 49,210	$5,234,120

John D. Slaven	2020	$625,000	$333,333	$1,058,781	$0	$ 641,875	$ 0	$255,070	$2,914,059
Executive Vice President and	2019	$426,542	$333,333	$883,113	$199,824	$ 289,515	$ 0	$130,260	$2,262,587
Chief Operations Officer

Timothy D. Reyes	2020	$575,000	$0	$1,058,781	$0	$ 472,420	$ 984,908	$ 34,500	$3,125,609
Executive Vice President and	2019	$478,136	$0	$914,597	$199,715	$ 356,450	$ 761,373	$ 32,089	$2,742,360
Chief Commercial Officer	2018	$435,625	$0	$968,247	$155,210	$ 245,000	$ 33,899	$ 29,493	$1,867,474

Jeffrey D. Heeter	2020	$494,871	$0	$1,058,781	$0	$ 406,586	$ 982,688	$ 29,692	$2,972,618
Executive Vice President and	2019	$452,495	$0	$914,597	$199,715	$ 307,131	$ 786,228	$ 30,491	$2,690,657
General Counsel	2018	$424,125	$0	$1,094,350	$240,063	$ 222,030	$ 282,192	$ 28,664	$2,291,424

Notes to Summary Compensation Table

(1)	Named Executive Officers. Mr. Harvey does not receive any additional compensation in connection with his service as a director on the Alcoa Board.
(2)	Salary. Amounts in this column represent the base salary earned and paid in 2020 for each NEO.
(3)

Bonus. In connection with joining the Company and considering the value of his forfeited equity from his previous employer, Mr. Slaven received a sign-on bonus of $1,000,000, the second installment of which was paid in February 2020. The amount included in the table is the second of three equal installments to be paid ratably over three years (with the remaining installment payment made in February 2021), the payment of which was contingent on his employment with the Company on such date and with each installment subject to reimbursement to Alcoa in the event that Mr. Slaven voluntarily resigns from the Company within 12 months following the receipt of an installment.

(4)

Stock Awards. The value of stock awards is calculated using the grant date accounting fair value, which is calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Amounts reflected in the stock awards column of the SCT are comprised of the accounting value of both the time-vested RSUs and PRSUs granted in 2020, as shown in the table below. The PRSUs granted in 2020 for the 2020-2022 performance period are reported in the SCT based on the grant date accounting fair value as determined using a Monte Carlo valuation.

			2020 Performance RSU Award for the 2020-2022 Performance Period(a)

Name	Grant Date	2020 Time-Based RSUs(a)	At Target	At Maximum

Roy C. Harvey	1/23/2020	$3,200,008	$5,268,521	$9,600,023

William F. Oplinger	1/23/2020	$ 640,034	$1,053,847	$1,920,265

John D. Slaven	1/23/2020	$ 400,082	$ 658,699	$1,200,247

Timothy D. Reyes	1/23/2020	$ 400,082	$ 658,699	$1,200,247

Jeffrey D. Heeter	1/23/2020	$ 400,082	$ 658,699	$1,200,247
(a)

The values in these columns are based on the aggregate grant date fair value, determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The time-based RSU awards are valued at the closing price per share on the date of grant. On the January 23, 2020 grant date, the closing price per share of Alcoa common stock was $16.29. Fair values for the PRSU awards at target were estimated using Monte Carlo simulations of stock price correlation, and other variables over three-year time horizons matching the PRSU performance measurement period. The per share fair value of PRSU awards made to the NEOs in 2020 was $17.88.

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Executive Compensation (continued)

For a discussion of the other assumptions used to estimate the fair value of stock awards, please refer to Note N to the Consolidated Financial Statements in Part II, Item 8 of the 2020 Form 10-K.

(5)	Option Awards. Alcoa ceased issuing stock options as part of the equity mix change for NEOs for 2020, and currently only issues PRSUs and RSUs, which are reported in the “Stock Awards” column.

(6)	Non-Equity Incentive Plan Compensation. The amounts in this column reflect the cash payments made under the Annual Incentive Plan as further described under “2020 Annual Incentive Compensation.”

(7)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown for 2020 reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans, including supplemental plans, from December 31, 2019 to December 31, 2020. Pension values may fluctuate significantly based on a number of factors, including age, years of service, average annual earnings, and discount and mortality rate assumptions used for measurement of pension obligations from 2019 to 2020. Assumptions used are further described under “2020 Pension Benefits.”

(8)	All Other Compensation. Please see the information below regarding amounts set forth in this column.

	Matching Contribution(a)		Employer Retirement Income Contributions(b)

Name	Savings Plan	Deferred Compensation Plan	Savings Plan	Deferred Compensation Plan	Relocation(c)	Total

Roy C. Harvey	$17,100	$46,235	$ 0	$ 0	$ 0	$63,335

William F. Oplinger	$17,100	$ 0	$ 0	$ 0	$ 0	$17,100

John D. Slaven	$17,100	$20,400	$8,550	$18,885	$190,135	$255,070

Timothy D. Reyes	$17,100	$17,400	$ 0	$ 0	$ 0	$34,500

Jeffrey D. Heeter	$17,100	$12,592	$ 0	$ 0	$ 0	$29,692

(a)

Company Contributions to Savings Plans. During 2020, the NEOs were eligible to participate in the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp. (the “401(k) Plan”), a tax-qualified retirement savings plan under Code Section 401(k), and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Participating employees may contribute up to a maximum of 25% of base salary between the two plans, including up to 10% to the tax-qualified 401(k) Plan on an after-tax basis. The employer matches 100% of employee pretax and Roth contributions up to total 6% of base pay. If an NEO’s contributions to the 401(k) Plan exceed the limit on contributions imposed by the Code, the executive may elect to have the amount over the limit “spill over” as pre-tax contributions into the nonqualified deferred compensation plan.

(b)

Employer Retirement Income Contributions (“ERIC”). For eligible employees hired or rehired on or after March 1, 2006, in lieu of participation in a defined benefit plan, the Company contributes 3% of eligible compensation to the 401(k) Plan and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Under the tax-qualified 401(k) Plan, eligible employees will receive 3% of eligible compensation up to Code Section 401(a)(17) Annual Compensation Limit. If an NEO’s eligible compensation exceeds the limit on compensation imposed by the Code, the executive will receive 3% of eligible compensation over the limit into the nonqualified deferred compensation plan.

(c)

Relocation. Mr. Slaven moved from the United States to the Netherlands on an expatriate assignment effective November 1, 2019, with benefits consistent with Alcoa’s Expatriate Program and that are generally available to similarly situated employees who accept assignments outside of their home country. Alcoa provided relocation benefits in the amount of $190,135 of which $65,804 is associated with tax equalization and tax gross-up comprised of Mr. Slaven’s hypothetical tax liability as if he had remained in his home country, home/host actual taxes and tax gross-ups paid by Alcoa. The expatriate program enables Alcoa to fill positions that are critical to the business while minimizing the impact to employees by providing the other amounts included herein: the payment of housing and fees ($53,693), relocation ($1,839), tax support and fees ($39,332) and miscellaneous other ($29,467).

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Executive Compensation (continued)

2020 Grants of Plan-Based Awards

The following table provides information on equity and non-equity plan-based awards granted by Alcoa in 2020.

Name	Award		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Roy C. Harvey	IC	(1)	—	$0	$1,583,375	$3,166,750	—	—	—	—	—	—	—

	RSU	(2)	1/23/2020	—	—	—	—	—	—	196,440	—	—	$3,200,008

	PRSU	(3)	1/23/2020	—	—	—	0	294,660	589,320	—	—	—	$5,268,521

William F. Oplinger	IC	(1)	—	$0	$670,666	$1,341,332	—	—	—	—	—	—	—

	RSU	(2)	1/23/2020	—	—	—	—	—	—	39,290	—	—	$640,034

	PRSU	(3)	1/23/2020	—	—	—	0	58,940	117,880	—	—	—	$1,053,847

John D. Slaven	IC	(1)	—	$0	$500,000	$1,000,000	—	—	—	—	—	—	—

	RSU	(2)	1/23/2020	—	—	—	—	—	—	24,560	—	—	$400,082

	PRSU	(3)	1/23/2020	—	—	—	0	36,840	73,680	—	—	—	$658,699

Timothy D. Reyes	IC	(1)	—	$0	$460,000	$920,000	—	—	—	—	—	—	—

	RSU	(2)	1/23/2020	—	—	—	—	—	—	24,560	—	—	$400,082

	PRSU	(3)	1/23/2020	—	—	—	0	36,840	73,680	—	—	—	$658,699

Jeffrey D. Heeter	IC	(1)	—	$0	$395,897	$791,794	—	—	—	—	—	—	—

	RSU	(2)	1/23/2020	—	—	—	—	—	—	24,560	—	—	$400,082

	PRSU	(3)	1/23/2020	—	—	—	0	36,840	73,680	—	—	—	$658,699
(1)

Represent threshold, target, and maximum annual cash incentive amounts that could have been earned pursuant to 2020 awards granted under the Annual Incentive Plan. The amounts of annual cash incentive awards earned in 2020 by our NEOs were determined in January 2021 and paid in February 2021, and are included in the “Non-Equity Incentive Plan Compensation” column of the SCT. For additional information, please see “2020 Annual Incentive Compensation.”

(2)

Reflect the number of time-vested RSUs granted under the Company’s 2016 Stock Incentive Plan. Grant date values are determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See “2020 Equity Awards: Performance-Based Restricted Share Units and Time-Based Restricted Share Units.”

(3)

Reflect the threshold, target, and maximum numbers of PRSU awards granted in 2020 under the Company’s 2016 Stock Incentive Plan for the 2020-2022 performance period. Grant date values are determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See “2020 Equity Awards: Performance-Based Restricted Share Units and Time-Based Restricted Share Units.”

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2021 PROXY STATEMENT

Executive Compensation (continued)

2020 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding Alcoa equity awards held by the NEOs at December 31, 2020.

Name		Option Awards				Stock Awards(2),(3)
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
Roy C. Harvey
						286,069	$6,593,890	466,340	$10,749,137
	1/24/2019	49,024	98,046	27.96	1/24/2029
	1/24/2018	48,860	24,430	53.30	1/24/2028
	2/2/2017	88,360	0	37.68	2/2/2027
	1/19/2016	76,354	0	15.10	1/19/2026
	1/20/2015	27,474	0	34.83	1/20/2025
	1/16/2014	46,580	0	24.73	1/16/2024
	1/16/2013	12,431	0	19.89	1/16/2023
	1/20/2012	4,625	0	22.78	1/20/2022
	1/25/2011	10,930	0	36.38	1/25/2021
William F. Oplinger
						59,039	$1,360,849	93,280	$2,150,104
	1/24/2019	9,807	19,613	27.96	1/24/2029
	1/24/2018	12,513	6,257	53.30	1/24/2028
	2/2/2017	32,130	0	37.68	2/2/2027
	1/19/2016	22,466	0	15.10	1/19/2026
John D. Slaven
						31,400	$723,770	57,360	$1,322,148
	2/20/2019	6,134	12,266	29.24	2/20/2029
Timothy D. Reyes
						34,936	$805,275	58,300	$1,343,815
	1/24/2019	6,130	12,260	27.96	1/24/2029
	1/24/2018	4,853	2,427	53.30	1/24/2028
	2/2/2017	7,390	0	37.68	2/2/2027
Jeffrey D. Heeter
						36,703	$846,004	58,300	$1,343,815
	1/24/2019	6,130	12,260	27.96	1/24/2029
	1/24/2018	7,507	3,753	53.30	1/24/2028
	2/2/2017	12,050	0	37.68	2/2/2027
*	Calculated by multiplying the number of shares by the closing price per share of Alcoa’s common stock on December 31, 2020, which was $23.05.
(1)	Time-vested options have a term of ten years and vest ratably over three years beginning on the first anniversary of the date of grant.
(2)

Stock awards in this column include PRSU awards, which are deemed to be earned because the performance condition has been achieved, but which had not vested as of December 31, 2020, and time-based RSU awards. The 2018 PRSU awards had performance criteria established at the beginning of the three-year performance period that ended December 31, 2020. All time-based RSUs cliff-vest three years from the date of grant. See the “Unvested RSUs/Earned but not Vested PRSUs” column in the table that follows footnote 3.

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Executive Compensation (continued)

(3)

Stock awards in this column include unearned PRSU awards (at the target amount for the 2019 and 2020 PRSU grants) and for which the performance period has not ended. See the “Unearned PRSUs” column in the table that follows.

Name	Award	Grant Date	Unvested RSUs/Earned but not Vested PRSUs	Unearned PRSUs	Vesting Date
Roy C. Harvey
	RSU	1/23/2020	196,440	—	1/23/2023
	RSU	1/24/2019	57,230	—	1/24/2022
	RSU	1/24/2018	29,320	—	1/24/2021
	PRSU	1/23/2020	—	294,660	1/23/2023
	PRSU	1/24/2019	—	171,680	1/24/2022
	PRSU	1/24/2018	3,079	—	1/24/2021
Total			286,069	466,340
William F. Oplinger
	RSU	1/23/2020	39,290	—	1/23/2023
	RSU	1/24/2019	11,450	—	1/24/2022
	RSU	1/24/2018	7,510	—	1/24/2021
	PRSU	1/23/2020	—	58,940	1/23/2023
	PRSU	1/24/2019	—	34,340	1/24/2022
	PRSU	1/24/2018	789	—	1/24/2021
Total			59,039	93,280
John D. Slaven
	RSU	1/23/2020	24,560	—	1/23/2023
	RSU	1/24/2019	6,840	—	1/24/2022
	PRSU	1/23/2020	—	36,840	1/23/2023
	PRSU	1/24/2019		20,520	1/24/2022
Total			31,400	57,360
Timothy D. Reyes
	RSU	1/23/2020	24,560	—	1/23/2023
	RSU	1/24/2019	7,160	—	1/24/2022
	RSU	1/24/2018	2,910	—	1/24/2021
	PRSU	1/23/2020	—	36,840	1/23/2023
	PRSU	1/24/2019	—	21,460	1/24/2022
	PRSU	1/24/2018	306	—	1/24/2021
Total			34,936	58,300
Jeffrey D. Heeter
	RSU	1/23/2020	24,560	—	1/23/2023
	RSU	1/24/2019	7,160	—	1/24/2022
	RSU	1/24/2018	4,510	—	1/24/2021
	PRSU	1/23/2020	—	36,840	1/23/2023
	PRSU	1/24/2019	—	21,460	1/24/2022
	PRSU	1/24/2018	473	—	1/24/2021
Total			36,703	58,300

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2021 PROXY STATEMENT

Executive Compensation (continued)

2020 Option Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Roy C. Harvey	0	0	29,200	$415,808

William F. Oplinger	0	0	10,620	$151,229

John D. Slaven(3)	0	0	—	—

Timothy D. Reyes	0	0	2,450	$34,888

Jeffrey D. Heeter	0	0	3,990	$56,818
(1)

Reflects vesting of 2017 grants of time-based RSU awards for Messrs. Harvey, Oplinger, Reyes, and Heeter upon completion of the three-year vesting period. Performance results for the 2017 grants of PRSUs did not meet the minimum threshold and therefore no PRSU shares vested or were paid.

(2)	Amounts were calculated using the closing price per share of Alcoa stock of $14.24 on February 3, 2020, the next succeeding business day following February 2, 2020 (Sunday), the vesting date for RSUs.
(3)	Mr. Slaven was not an employee at the time that the 2017 equity awards were granted.

2020 Pension Benefits

The following table contains information with respect to each plan that provides for specified retirement payments or benefits primarily following retirement, including tax-qualified defined benefit plans and non-qualified defined benefit plans, but excluding defined contribution plans. On January 17, 2018, the Company announced that, effective December 31, 2020, eligible salaried employees, including participating NEOs, in the United States and Canada will cease accruing retirement benefits for future service under the following defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Roy C. Harvey	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	18.9	$747,780	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	18.9	$4,926,755
William F. Oplinger	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	20.8	$969,061	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	20.8	$3,614,373
John D. Slaven(1)	—	—	—	—
	—	—	—	—
Timothy D. Reyes	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	21.6	$1,198,851	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	21.6	$2,267,544
Jeffrey D. Heeter	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	22.8	$1,327,236	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	22.8	$2,025,069
(1)	Mr. Slaven is not eligible to participate in Alcoa’s defined benefit plans.
(2)	“Number of Years of Credited Service” includes years of credited service under the Alcoa Inc. Predecessor Retirement Plan.

The present value calculations are based on mortality assumptions, as discussed in Note O to the Consolidated Financial Statements in Part II, Item 8 of the 2020 Form 10-K, and discount rates of 2.35% for the Pension Plan for Certain Salaried Employees of Alcoa USA Corp. and 2.61% for the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan. A certain percentage of participants are assumed to elect a lump sum form of payment from the qualified pension plan and the remainder are assumed to elect an annuity. The lump sum present value calculation is based on Code Section 417(e) segment rates of 0.53%, 2.31%, and 3.09% and the 2021 Code Section 417(e) lump sum mortality table. Mr. Harvey and Mr. Oplinger are assumed to commence benefits at age 65. Mr. Reyes is assumed to commence benefits at age 62.

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Executive Compensation (continued)

Mr. Heeter was eligible for reduced early retirement benefits on December 31, 2020, as he satisfies the retirement criteria under the plan. For the purposes of this table, Mr. Heeter is assumed to commence benefits at age 62.

Qualified Defined Benefit Plan. The Pension Plan for Certain Salaried Employees of Alcoa USA Corp. (the “Plan”) is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees hired before March 1, 2006. In anticipation of Separation, Alcoa Inc. spun off certain assets and liabilities from Alcoa Retirement Plan I (the “Predecessor Retirement Plan”) attributable to employees, including Messrs. Harvey, Oplinger, Reyes, and Heeter, to form the Plan. The Plan is intended as a continuation of the Predecessor Retirement Plan for the participants covered by the Plan and recognizes elections, years of service, and retirements under the Predecessor Retirement Plan for affected employees and former employees. Benefits under the Plan are based upon years of service and Average Final Compensation. Average Final Compensation includes salary plus annual cash incentive compensation amounts that have not been deferred. The Plan reflects the compensation limit imposed by the Code, which was $285,000 for 2020. The base benefit payable at age 65 is 1.1% of Average Final Compensation up to the Social Security covered compensation plus 1.475% of Average Final Compensation above the Social Security covered compensation, times years of service. No further benefits accrue under the Plan after December 31, 2020. Service for determining retirement eligibility will be unaffected. Early retirement benefits are available for employees covered by Rule IC or Rule IM (each as explained below) who leave the Company at age 55 with 10 or more years of service, however benefits are reduced from age 62 (Rule IC) or age 65 (Rule IM) based on age at commencement. Effective January 1, 2018, participants accruing service on or after January 1, 2018 have a lump sum form of payment available along with all other existing forms of payment (single life, 50% joint and survivor, and 75% joint and survivor monthly annuities, as applicable). The lump sum form of payment is available to vested participants as an immediate lump sum payment or actuarially equivalent annuity following termination with the following exceptions. The lump sum form of payment is not available to disability retirements or other restricted retirement types. For Rule IC participants who retire prior to age 62 with 30 or more years of service, the benefit payable until age 62 is determined by a different formula of 1.5% of Average Final Compensation up to $100,000, plus 1% of Average Final Compensation above $100,000, multiplied by service. This benefit payable until age 62 is not reduced for early commencement. Average Final Compensation is calculated using the average of the highest five of the last ten years of earnings, in the case of Messrs. Reyes and Heeter, and the average of the highest consecutive five of the last ten years of earnings for Messrs. Harvey and Oplinger.

Nonqualified Defined Benefit Plans. Effective as of August 1, 2016, Alcoa USA Corp. adopted and is the sponsor of the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C (the “Nonqualified Pension Plan”). The Nonqualified Pension Plan is intended as a continuation of the Alcoa Inc. Employees’ Excess Benefits Plan C (the “Predecessor Excess Benefit Plan”), which Alcoa Inc. separated into two separate plans: the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C and the Predecessor Excess Benefit Plan (renamed Arconic Employees’ Excess Benefits Plan C), in anticipation of Separation. This Nonqualified Pension Plan recognizes retirements and service accrued under the Predecessor Excess Benefit Plan for affected employees and former employees.

In 2020, Messrs. Harvey, Oplinger, Reyes and Heeter participated in the Nonqualified Pension Plan. This plan provides for benefits that exceed the limits on compensation imposed by the Code and base salary and incentive compensation that has been deferred to the Alcoa USA Corp. Deferred Compensation Plan. The benefit formula is identical to the Pension Plan for Certain Salaried Employees of Alcoa USA Corp formula and no further benefits accrue under the Plan after December 31, 2020. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

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Executive Compensation (continued)

2020 Nonqualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2020 ($)(3)

Roy C. Harvey	$46,235	$46,235	$ 3,732	$0	$ 271,408

William F. Oplinger	$ 0	$ 0	$228,324	$0	$1,761,926

John D. Slaven	$20,400	$39,285	$ 8,917	$0	$ 90,943

Timothy D. Reyes	$17,400	$17,400	$ 30,792	$0	$ 218,627

Jeffrey D. Heeter	$57,131	$12,592	$ 32,518	$0	$ 368,608
(1)	The amounts in this column were contributed by the NEOs into their accounts under the deferred compensation plan, which amounts are reflected in the “Salary” column of the 2020 row of the SCT.
(2)	2020 contributions under the deferred compensation plan are also included in the “All Other Compensation” column of the SCT for each applicable NEO as detailed in Note 8 to the SCT.
(3)

This column includes NEOs’ and Alcoa’s contributions, which amounts are also included in the “Salary” and “All Other Compensation” columns, as applicable, of the SCT. For 2020 amounts included in the aggregate balance, see footnotes 1 and 2 herein. For 2019, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $89,250; Mr. Oplinger, $142,206; Mr. Slaven, $21,982; Mr. Reyes, $23,776; and Mr. Heeter, $61,424. For 2018, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $83,000; Mr. Oplinger, $137,157; Mr. Reyes $19,276; and Mr. Heeter, $54,067.

The investment options under the Alcoa USA Corp. Deferred Compensation Plan are generally the same choices available to all salaried employees under the relevant defined contribution plans, and the NEOs did not receive preferential earnings on their investments. The NEOs may defer up to 25% of their base salaries in total to the defined contribution plan and deferred compensation plan and up to 100% of their annual IC to the deferred compensation plan.

To the extent the executive elects, the employer contributes matching contributions and ERIC on employee base salary deferrals that exceed the limits on compensation imposed by the Code. In 2020, total contribution amounts by Alcoa were as follows: Mr. Harvey, $46,235; Mr. Oplinger, $0; Mr. Slaven $39,285; Mr. Reyes, $17,400; and Mr. Heeter, $12,592.

The principal benefit to the NEOs of the Alcoa USA Corp. Deferred Compensation Plan is that United States taxes are deferred until the deferred amount and credited earnings are withdrawn, so that savings accumulate on a pretax basis. Alcoa also benefits from this arrangement because it does not use its cash to pay the deferred salaries or incentive compensation of the individuals who have deferred receipt of these amounts. Alcoa may use this cash for other purposes until the deferred account is paid to the individual upon termination of employment. All nonqualified pension and deferred compensation are general unsecured assets of Alcoa until paid. Upon termination of employment, deferred compensation will be paid in cash in a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

Potential Payments Upon Termination or Change in Control

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other additional benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation, resignation, retirement or a constructive termination of an NEO, or a “change in control” of Alcoa, or a change in the NEOs’ responsibilities, as such scenarios contemplated in the contracts, agreements, plans or arrangements described below.

The tables assume that employment termination and/or the change in control occurred on December 31, 2020 and a valuation of our common stock based on its closing price per share on December 31, 2020 of $23.05. The tables also assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below. Actual amounts payable can only be determined at the time of such NEO’s separation from the Company.

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Executive Compensation (continued)

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis.” The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Potential Payments upon a Change in Control.

Alcoa maintains the CIC Severance Plan, which is designed to retain eligible key executives designated by the Compensation Committee during the period when a transaction is being negotiated, or during a period in which a hostile takeover is being attempted, and to ensure the impartiality of the key negotiators for Alcoa.

The CIC Severance Plan provides participating officers with severance compensation if their employment is terminated without cause or if they leave for good reason, in either case within two years after a change in control of Alcoa, or in certain limited circumstances prior to a change in control.

Under the CIC Severance Plan, a “change in control” is defined as:

•	Any person acquiring 30% or more of Alcoa’s voting power if certain conditions are met; or

•	a majority of the Board is replaced during any 12-month period by directors whose appointment (i) is not endorsed by a majority of the Board before such date, and/or (ii) is in connection with an election contest or through the use of the Company’s proxy access procedures; or
•	Any person acquires (or has acquired within 12 months) assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of Alcoa’s assets immediately before such transaction(s); or

•	The consummation of liquidation or dissolution of the Company.

In general, the CIC Severance Plan provides for the payment of severance benefits if a change in control occurs, and within three months preceding or two years after either:

1.

The Company terminates the executive’s employment with the Company without “cause,” which is defined to mean intentional failure to perform stated duties after 30 days’ notice to cure, or willful engagement in conduct materially injurious to the Company; or

2.	The executive terminates employment with the Company for “good reason,” which is defined to mean:

•	The assignment of duties materially inconsistent with the position or a substantial adverse alteration in the nature and status of the position; or

•	Material reduction in total compensation and benefits; or
•	Relocation of more than 50 miles from principal job location; or

•	Failure to pay compensation to the eligible employee within 14 days of when such compensation is due.

The CIC Severance Plan provides a higher level of benefits for Alcoa’s CEO, CFO and General Counsel than for other participating officers as a result of the Committee’s determination of the importance of these roles in the event of a potential change in control transaction. Please see “Other Compensation Plans and Arrangements of Alcoa—Change in Control Severance Plan” in the “Compensation Discussion and Analysis” section for information. Additionally, due to the previously announced pension plans’ freeze, Messrs. Harvey, Oplinger and Heeter would receive a lump sum amount designed to provide three years of ERIC to the defined contribution plan. ERIC is an employer contribution amount equal to 3% of salary and annual incentive compensation.

The amounts shown in the tables below include the value of accelerated vesting of stock options and stock awards for all participating NEOs. Awards do not have automatic vesting upon a change in control if a replacement award is provided by the successor entity, but such replacement awards would vest upon termination of an officer’s employment without cause or if the officer leaves for good reason, in either case within two years after a change in control. Values presented in the tables below assume that both a change in control and a qualifying termination occurred for each participating NEO on December 31, 2020. The estimated value of accelerated vesting of stock awards is calculated based on the closing price per share of Alcoa’s common stock on December 31, 2020, which was $23.05, and assumes that PRSU awards vest at the target level.

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Executive Compensation (continued)

Executive Severance Agreements.

Alcoa has entered into severance agreements with certain executives, including each of its NEOs, to facilitate transitioning of key positions to suit the timing needs of Alcoa.

The severance agreements with Messrs. Harvey and Oplinger provide that, if their employment is terminated without cause, they would receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: a lump sum amount equivalent to two years’ base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; reasonable outplacement services for a period of up to twelve months; continued health care benefits for a two-year period; and a lump sum amount designed to provide two additional years of ERIC under the defined contribution plan. In the case of an involuntary termination without cause, or a voluntary termination where they provide three months’ notice to Alcoa, Messrs. Harvey and Oplinger would also receive a lump sum severance payment of $50,000 upon execution of a general release of legal claims against Alcoa. No payments would be made under the agreement unless a general release is signed. The agreement requires Messrs. Harvey and Oplinger to comply with two-year non-competition and non-solicitation provisions, as well as confidentiality obligations.

The severance agreements with Messrs. Slaven, Reyes, and Heeter provide that, if their employment is terminated without cause, they would receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: a lump sum amount equivalent to one year’s base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; reasonable outplacement services for a period of up to twelve months; continued health benefits for one year following termination; and a lump sum amount designed to provide one year of additional ERIC under the defined contribution plan. The agreement requires the executives to comply with one-year non-competition and non-solicitation provisions, as well as confidentiality obligations. No payment will be made under the agreement unless a general release is signed.

If severance payments or benefits are payable to any NEO under the CIC Severance Plan, no payments would be paid under the officer’s executive severance agreement.

Equity Award Treatment.

Equity awards granted by Alcoa under the 2016 Stock Incentive Plan generally do not provide for accelerated vesting in circumstances where the awards are not replaced by the successor in a change in control. Stock options and RSUs would continue to vest in accordance with their original vesting schedule following an employee’s termination of employment due to death, disability, or retirement that occurs at least six months after the grant date and may continue to vest if the termination is as a result of Alcoa’s divestiture of a business. In the case of PRSUs, such continued vesting is subject to achievement of applicable performance goals. Long Term Incentive amounts in the “Termination in Connection with a Change in Control” columns, as shown in the following tables, assume that the awards were not replaced by the successor in a change in control.

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Executive Compensation (continued)

Tables Relating to Potential Payments Upon Termination

Roy C. Harvey

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$2,170,000	$7,930,125	$0	$0	$0

Pro-Rata Bonus(2)	$1,626,126	$1,583,375	$1,626,126	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$1,994,978	$6,522,920	$6,522,920	$6,522, 920	$0

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$4,028,195	$10,820,108	$10,820,108	$10,820,108	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$44,899	$68,302	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,650	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution plan amount(7)	$159,000	$238,500	$0	$0	$0

Total	$10,036,606	$27,179,388	$18,969,154	$17,343,028	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 2 times sum of continued base salary and includes $50,000 for general release and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and “Death” are based on actual 2020 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2020 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2018 and 2019 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2018, 2019 and 2020 awards as of 12/31/2020 at $23.05 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2018 performance period (2018-2020) (or 3.5%), and the 2019 and 2020 three-year PRSU awards are reflected at target.
(5)	All stock options from 2018 and 2019 are underwater as of December 31, 2020.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2021 with assumed trend rates to estimate 2022 and 2023 costs. Present Values based on 2.61% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2020 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2020 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

William F. Oplinger

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)(8)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$1,397,874	$4,033,809	$0	$0	$0

Pro-Rata Bonus(2)	$688,774	$670,666	$688,774	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$437,028	$1,342,663	$1,342,663	$1,342,663	$0

Performance-Based Restricted Share Units—Unvested & Accelerated(3)(4)	$809,723	$2,168,290	$2,168,290	$2,168,290	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$31,168	$47,414	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,650	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution plan amount(7)	$80,872	$121,309	$0	$0	$0

Total	$3,458,847	$8,400,209	$4,199,727	$3,510,953	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 2 times sum of continued base salary and includes $50,000 for general release and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2020 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2020 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2018 and 2019 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2018, 2019 and 2020 awards as of 12/31/2020 at $23.05 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2018 performance period (2018-2020) (or 3.5%), and the 2019 and 2020 three-year PRSU awards are reflected at target.
(5)	All stock options from 2018 and 2019 are underwater as of December 31, 2020.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2021 with assumed trend rates to estimate 2022 and 2023 costs. Present Values based on 2.61% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2020 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2020 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

John D. Slaven

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation*

Cash Severance(1)	$958,333	$2,583,333	$0	$0	$0

Pro-Rata Bonus(2)	$641,875	$500,000	$641,875	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$157,662	$723,770	$723,770	$723,770	$0

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$472,986	$1,322,148	$1,322,148	$1,322,148	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$17,685	$35,868	$0	$0	$0

Life & Accident Insurance(6)	$0	$1,742	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution amount(7)	$33,750	$67,500	$0	$0	$0

Total	$2,295,699	$5,247,769	$2,687,793	$2,045,918	$0
*

Mr. Slaven was provided a sign-on bonus in connection with joining the Company and in consideration of his forfeited equity from his previous employer. The amount reflected in the table represents the last installment paid in February 2021. This amount is subject to forfeiture and/or reimbursement in the event of voluntary separation.

(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 2 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and “Death” are based on actual 2020 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2020 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year; Mr. Slaven was hired in 2019 and only has 2019 awards which were held the minimum required one year period. For the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of the 2019 and 2020 awards as of 12/31/2020 at $23.05 per share.

(4)	PRSU amounts reflect the 2019 and 2020 three-year PRSU awards at target.
(5)	All stock options from 2019 are underwater as of December 31, 2020.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2021 with assumed trend rates to estimate 2022 and 2023 costs. Present Values based on 2.61% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2020 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2020 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

Timothy D. Reyes

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$575,000	$2,070,000	$0	$0	$0

Pro-Rata Bonus(2)	$472,420	$460,000	$472,420	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$232,114	$798,222	$798,222	$798,222	$0

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$501,706	$1,350,868	$1,350,868	$1,350,868	$0

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$22,138	$44,899	$0	$0	$0

Life & Accident Insurance(6)	$0	$1,742	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution plan amount(7)	$31,050	$62,100	$0	$0	$0

Total	$1,847,836	$4,801,239	$2,621,510	$2,149,090	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 2 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2020 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2020 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2018 and 2019 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2018, 2019, and 2020 awards as of 12/31/2020 at $23.05 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2018 performance period (2018-2020) (or 3.5%), and the 2019 and 2020 three-year PRSU awards are reflected at target.
(5)	All stock options from 2018 and 2019 are underwater as of December 31, 2020.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2021 with assumed trend rates to estimate 2022 and 2023 costs. Present Values based on 2.61% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2020 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2020 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

Jeffrey D. Heeter

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$502,484	$2,695,143	$0	$0	$0

Pro-Rata Bonus(1)(2)	$406,586	$395,897	$406,586	$0	$0

Long Term Incentives

Restricted Share Units(3)—Unvested & Accelerated	$835,102	$835,102	$835,102	$835,102	$835,102

Performance-Based Restricted Share Units(3)(4)—Unvested & Accelerated	$1,354,718	$1,354,718	$1,354,718	$1,354,718	$1,354,718

Stock Options(5)—Unvested & Accelerated	$0	$0	$0	$0	$0

Benefits and Perquisites

Health Insurance(6)	$22,138	$68,302	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,650	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution amount(7)	$27,134	$81,402	$0	$0	$0

Total	$3,161,570	$5,446,622	$2,596,406	$2,189,820	$2,189,820
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2020 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2020 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2018 and 2019 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2018, 2019 and 2020 awards as of 12/31/2020 at $23.05 per share

(4)	PRSU amounts reflect the actual earned award for the completed 2018 performance period (2018-2020) (or 3.5%), and the 2019 and 2020 three-year PRSU awards are reflected at target.
(5)	All stock options from 2018 and 2019 are underwater as of December 31, 2020.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2021 with assumed trend rates to estimate 2022 and 2023 costs. Present Values based on 2.61% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was eligible for retirement benefits on December 31, 2020 as he satisfies the retirement criteria under the plan. The retirement eligibility provisions are described under the 2020 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Roy C. Harvey, to that of our median employee. The SEC requires us to disclose the annual total compensation of each of Mr. Harvey and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the SCT).

The values are as follows for 2020, our last completed fiscal year:

•	Mr. Harvey’s annual total compensation—$13,280,808
•	Our median employee’s annual total compensation—$97,600
•	Ratio of Mr. Harvey’s annual total compensation to our median employee’s annual total compensation—136:1

A primary purpose of this disclosure is to provide stockholders with a company-specific metric that can assist in their evaluation of our executive compensation practices. We believe our compensation philosophy and process yield an equitable result for our employees. We describe below the methodology used to identify our median employee and calculate the above-disclosed values.

We identified the median employee for purposes of our 2020 pay ratio disclosure using our global employee population as of October 31, 2020. We used a consistently applied compensation measure across our global employee population, excluding Mr. Harvey, to calculate the median employee compensation. For our consistently applied compensation measure, we calculated annual total compensation by aggregating, for each applicable employee (A) annual base salary for the trailing 12 months preceding October 31, 2020 (or, for hourly employees, the annual work schedule multiplied by hourly wage) and (B) cash target incentive compensation and/or performance pay. This measure of compensation resulted in the identification of a large number of employees based in Australia, each of whom had identical compensation. We then calculated each of these employees’ actual 2020 fiscal year compensation in accordance with the rules applicable to the SCT and identified the median of this subset of employees as the employee whose compensation is disclosed above.    We did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee.

The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. However, the SEC’s pay ratio disclosure rule affords significant flexibility to companies in determining appropriate methodologies to identify the median employee and calculating the median employee’s annual total compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, business models, and compensation practices, and may utilize different methodologies to identify the median employee and calculate the median employee’s annual total compensation.

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Equity Compensation Plan Information

The following table provides information about Alcoa’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2020. Additional information is included in Note N of the Consolidated Financial Statements in Part II, Item 8 of the 2020 Form 10-K.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	6,580,545	$26.85	14,981,696
Equity compensation plans not approved by security holders	0	0	0

Total	6,580,545	$26.85	14,981,696
(1)

Represents shares underlying awards that have been granted under the terms of the 2016 Stock Incentive Plan. Table amounts are comprised of: 2,036,625 shares issuable pursuant to stock options; 2,386,944 RSUs (time-based RSUs and deferred fee RSUs issued quarterly to individual directors who elect to defer their cash fees); and 2,156,976 PRSUs (assuming maximum achievement).

(2)	Reflects the weighted-average exercise price of stock options, and does not take into account RSUs or PRSUs, as such awards have no exercise price.
(3)

This number only reflects securities available for issuance under the 2016 Stock Incentive Plan. Under the terms of the plan, any award, other than an option or stock appreciation right (“SAR”), will count as 1.63 shares against the remaining pool from May 10, 2017 and thereafter. Options and SARs will be counted as one share for each option or SAR.

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Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented

The following stockholder proposal will be voted upon at the Annual Meeting if such proposal is properly presented at the Annual Meeting by or on behalf of the stockholder proponent. Stockholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Company has been advised that Mr. John Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, as the proxy for Mr. Kenneth Steiner, beneficial owner of no less than 500 shares of the Company’s common stock, whose address is 14 Stoner Avenue, 2M, Great Neck, New York 11021, intends to present the proposal set forth below. As required by SEC rules, the proposal and supporting statement are presented below in the form received from the stockholder proponent. The Board and the Company accept no responsibility for the contents of the following stockholder proposal or supporting statement.

Proposal 4 - Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T. This proposal topic is of greater importance since our stock price is in shambles during a robust market compared to its $52 price in 2018.

It is particularly important to have a shareholder right to act by written consent due to our lame right to call for a special shareholder meeting. It takes 40% of Alcoa shares, that typically cast a ballot at the Alcoa annual meeting, to call a special shareholder meeting.

A shareholder right to act by written consent affords Alcoa management strong protection for any lingering status quo management mentality during the current rapidly changing business environment. Due to the low shareholder participation in Alcoa annual meeting elections any action taken by written consent would still need 70% supermajority approval from the shares that normally cast ballots at the Alcoa annual meeting to equal a majority from the Alcoa shares outstanding.

A cornerstone of the 2020 management resistance to shareholder written consent was that special shareholder meetings shareholders have “transparency.” This has been completely blown out of the water in 2020 with the near extinction of in-person shareholder meetings.

With the near universal use of tightly controlled online annual shareholder meetings, which can be only 10-minutes of stilted formalities, “transparency” can be severely restricted because all challenging questions and comments can be screened out by management.

For instance Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting to bar constructive criticism.

Plus AT&T management refused to allow any sponsors of shareholder proposals to read their proposals by telephone at the 2020 AT&T online annual meeting.

And Alcoa management showed its disdain for shareholder meeting transparency by failing to announce the fact that management pay was rejected by 11% of shares at the 2020 Alcoa shareholder meeting.

Plus Ms. Kathryn Fuller, who chaired of the Alcoa Governance Committee and who is responsible for management resistance to this proposal to enhance shareholder rights, seems to lack basic awareness that written consent can be structured so that all shareholders get notice.

Please vote yes:

Shareholder Right to Act by Written Consent - Proposal 4

(The above graphic was provided by the proponent and not the Company)

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Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented (continued)

Statement of Opposition

The Board UNANIMOUSLY recommends that stockholders vote AGAINST this proposal for the following reasons:

Summary of Board Opposition Statement.

The Board continues to believe that adoption of this written consent proposal is unnecessary and not in the best interests of stockholders for the following reasons:

•	Alcoa’s stockholders have an existing right to call special meetings of the stockholders;
•	Alcoa has instituted best-in-class corporate governance practices that promote Board accountability and protect stockholder interests;
•	Alcoa provides multiple channels for stockholders to raise matters;
•	Action through meetings provides safeguards for all stockholders in an open forum while the proposed action by written consent lacks transparency;
•	Alcoa’s current written consent provision is consistent with market practice; and
•	This proposal failed at the 2020 and 2019 Annual Meetings.

Alcoa’s Stockholders Have an Existing Right to Call Special Meetings of Stockholders.

Alcoa’s governing documents provide that a stockholder or group of stockholders holding at least 25% of the Company’s outstanding stock for at least one year may call a special meeting of the stockholders. Implementation of the current proposal is unnecessary given this existing right of stockholders to call special meetings and the Company’s other governance practices, described below, which enable stockholder action in a transparent manner through a properly noticed meeting in which any stockholder may participate and vote. This special meeting right strikes an appropriate balance between providing stockholders with a meaningful ability to call a special meeting and protecting against a small group of stockholders from using this mechanism for their own special interests. The Board believes that this special meeting right is the appropriate mechanism for stockholders to bring matters to the attention of the Company’s stockholders between annual meetings.

Alcoa Has Instituted Best-In-Class Corporate Governance Practices that Promote Board Accountability and Protect Stockholder Interests.

The Board believes that the Company’s existing governance structure is in line with best practices, promotes director accountability, and protects our stockholders’ interests. This corporate governance structure was implemented by the Board at the time of the Company’s launch in November 2016, and includes:

•	Independent Board. 11 of our 12 current Board members are independent.
•	Independent Board Leadership. The roles of Chairman and CEO are separate, and our Chairman is an independent director, appointed by the independent directors of the Board.
•	Annual Elections of Directors and Resignation Policy. All of our directors are elected annually by a majority of votes cast and a director must tender his or her resignation if not elected.
•

Stockholder Right to Call a Special Meeting. As described above, stockholders holding 25% of the outstanding shares of the Company’s stock for at least one year have the right to call special meetings of stockholders.

•	Proxy Access. Stockholders may nominate directors through the existing proxy access right that is consistent with market practice.
•	No Supermajority Provisions. Alcoa’s charter and bylaw provisions do not include supermajority voting thresholds, and can be amended by a majority vote of stockholders.
•

Communication with the Board. Stockholders may communicate with any director (including our Chairman), any Board committee, or the full Board, through various means as described in our proxy statement and on our website.

•	No Poison Pill. Alcoa has not adopted a rights plan.

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Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented (continued)

Alcoa Provides Multiple Channels for Stockholders to Raise Matters.

The Company provides multiple channels for stockholders to raise matters, including the right to call special meetings, the right to nominate and elect directors through proxy access and annual elections with a majority vote standard, the submission of stockholder proposals, regular engagement with our stockholders, and the ability to communicate directly with the Chairman, any director, any Board committee, or the full Board. The Company’s ongoing engagement with stockholders is an open and constructive forum for stockholders to express concerns, allows the Company to better understand the priorities and perspectives of its stockholders, and enables Alcoa to effectively address the issues that matter most to its stockholders as deemed appropriate by the Board and management. Through these engagements, we receive input, provide additional information, and address questions on our corporate strategy, executive compensation programs, corporate governance, and other topics of interest to our stockholders.

Action through Meetings Provides Safeguards for All Stockholders in an Open Forum while the Proposed Action by Written Consent Lacks Transparency.

The Board believes that a stockholder meeting allows for an open and transparent forum for meaningful and important disclosure and debate:

•	the time, date and location of such meetings are announced publicly in advance of the meeting to provide adequate notice to all stockholders of the proposals to be considered;
•	accurate and complete information about the proposals, as required by law, is widely disseminated in advance of the meeting, which promotes well-informed consideration on the merits of the proposals;
•	at such meetings, stockholders can express their views on proposed actions and participate in deliberations and vote; and
•	the Board has the opportunity to provide a considered recommendation to the stockholders with respect to the proposed action to be taken at the meeting.

These and other procedures ensure that stockholders may raise matters for consideration and that all stockholders receive notice of, and have an opportunity to voice concerns about, proposed actions affecting the Company.

In contrast, because of the lack of required notice to and engagement of all stockholders in a written consent process, the proposed ability for action by written consent would bypass the above existing procedural protections that are afforded to all stockholders through the existing special meeting right. The proposed ability for action by written consent would:

•	permit a simple majority of stockholders to act on significant matters without the advance notice, knowledge and participation of all other stockholders;
•

enable multiple stockholder groups to solicit written consents simultaneously, some of which may be duplicative or contradictory, which could potentially create substantial confusion and disruption for stockholders;

•

deprive stockholders of the opportunity to be informed about the proposed action until it has already been taken, consider alternative views on the proposal, or be afforded the opportunity to debate the merits of the proposal at an open meeting; and

•	eliminate the need for engagement with the Company or the Board about the proposal and remove the Board’s ability to review and make a recommendation regarding the proposal.

Furthermore, the proposed ability to act by written consent encourages short-term stock ownership by investors who can quietly accumulate ownership positions and take important corporate action without the procedural safeguards of waiting periods and compliance with disclosure rules, and other protections inherent in the stockholder meeting and voting process.

In effect, the proposed ability to act by written consent could permit a limited group of stockholders to disenfranchise other stockholders while causing action on potentially significant matters.

Alcoa’s Current Written Consent Provision is Consistent with Market Practice.

Alcoa monitors and evaluates trends in corporate governance and compares and evaluates new developments against our current practices. Our review of current market practice shows that (a) a majority of S&P 500 companies either do not permit stockholders to act by written consent or require that any stockholder action by written consent be unanimous, and

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Item 4 Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented (continued)

(b) stockholder support for these proposals has been declining. As such, most publicly traded companies do not permit the kind of stockholder action by written consent requested by the proponent. The Board believes the Company’s current provisions are consistent with market practice especially considering our best-in-class corporate governance policies and practices that protect stockholder interests.

This Proposal Failed at the 2020 and 2019 Annual Meetings.

At the Company’s 2020 and 2019 Annual Meetings, similar written consent proposals failed to receive support of a majority of our stockholders voting at such meetings. Those vote results demonstrate that our stockholders agree that Alcoa has appropriate corporate governance mechanisms in place for stockholders. The Board continues to believe that the action requested by this proposal is not in the best interests of the Company or its stockholders and is unnecessary.

Conclusion

In summary, the Board has concluded that our current corporate governance policies promote accountability and provide stockholders with a meaningful ability to voice their opinions, such that implementing this proposal is unwarranted.

The Board of Directors recommends a vote “AGAINST” Item 4, the stockholder proposal to amend stockholder ability to act by written consent, if properly presented.

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Questions and Answers

About the Annual Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of Alcoa common stock at the close of business on the record date, March 11, 2021, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a stockholder of record, a registered stockholder, and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.

3.	How do I vote if I am a stockholder of record?

By Telephone or Internet. All stockholders of record can vote by telephone within the U.S., U.S. territories, and Canada, by using the toll-free telephone number on their Notice or proxy card, or through the internet, at the web address provided and by using the procedures and instructions described on the Notice or proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy. All stockholders of record who received paper copies of our proxy materials can also vote by written proxy card. If you are a stockholder of record and receive a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Alcoa Board.

During the Annual Meeting. All stockholders of record may vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice or proxy card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2021. Voting electronically online during the Annual Meeting will replace any previous votes.

Whether or not you plan to attend and participate in the meeting, we encourage you to vote by proxy as soon as possible before the Annual Meeting. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. For the Annual Meeting, only the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2021 (Item 2) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Items 1, 3 and 4), you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the Annual Meeting. All beneficial owners may also vote online during the Annual Meeting. You will need the 16-digit control number included on your voting instruction card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2021. Voting electronically online during the Annual Meeting will replace any previous votes.

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Questions and Answers About the Annual Meeting and Voting (continued)

5.	How do I vote if I participate in one of the employee savings plans?

Stockholders in an Alcoa savings plan may attend and participate in the Annual Meeting but will not be able to vote shares held in an Alcoa savings plan electronically online during the Annual Meeting. You must vote in advance of the Annual Meeting by providing the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the internet. The trustee is the only one who can vote your shares and the trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. EDT, on May 3, 2021.

6.	What does it mean if I receive more than one Notice?

If you are a stockholder of record or participate in Alcoa’s employee savings plans, you will receive one Notice (or if you are an employee with an Alcoa email address, an email proxy form that will be disseminated at the time the Notice and this Proxy Statement is first available to stockholders) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

7.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on May 5, 2021, or by 11:59 p.m. EDT on May 3, 2021 in the case of instructions to the trustee of an employee savings plan):

•	Vote again by telephone or at the internet website.
•	Transmit a revised proxy card or voting instruction card that is dated later than the prior one.
•	Stockholders of record may notify Alcoa’s Secretary in writing that a prior proxy is revoked.
•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.
•	Vote online during the Annual Meeting.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Voting online during the Annual Meeting will replace any previous votes.

8.	Is my vote confidential?

Yes. Proxy cards, ballots, and voting tabulations that identify stockholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation; or
•	to allow the independent inspector of elections to certify the results of the vote.

9.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Under NYSE rules, the proposal to ratify the appointment of independent auditor (Item 2) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

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Questions and Answers About the Annual Meeting and Voting (continued)

10.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

11.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 11, 2021, the record date for the meeting, Alcoa had 186,321,187 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Alcoa is incorporated in the State of Delaware and its shares are listed on the NYSE. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders. Under our Bylaws, when a quorum is present, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s stockholders. Under the DGCL and our Bylaws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors. With respect to the election of directors, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the Annual Meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows:

	Voting Options:	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes
Item 1—Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2022	“For,” “Against,” or “Abstain” on each nominee	“FOR” each nominee	Majority of votes cast for such nominee	None
Item 2—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2021	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Brokers have discretion to vote on this item.
Item 3—Approval, on an Advisory Basis, of the Company’s 2020 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.
Item 4—Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented	“For,” “Against,” or “Abstain”	“AGAINST”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.

12.	Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited by Alcoa on behalf of the Board by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY

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Questions and Answers About the Annual Meeting and Voting (continued)

10022, to assist with the solicitation for an estimated fee of $15,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

13.	How do I comment on Company business?

Your comments are collected when you vote using the internet. You may also send your comments to us at Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. Although it is not possible to respond to each stockholder, your comments help us to understand your concerns.

14.	When are 2022 stockholder proposals due?

To be considered for inclusion in the Company’s 2022 proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than November 19, 2021. Address all stockholder proposals to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Annual Meeting, notice of intention to present the proposal, including all information required to be provided by the stockholder in accordance with the Company’s Bylaws, must be received in writing at our principal executive offices not later than the close of business on February 5, 2022, and not earlier than the close of business on January 6, 2022. Address all notices of intention to present proposals at the 2022 Annual Meeting to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary.

15.	What is “householding”?

Stockholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that stockholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the 2020 Annual Report on Form 10-K, Proxy Statement, or Notice, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary or by email at Corporate_Secretary@Alcoa.com.

Stockholders of record may also request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com. Stockholders owning their shares through a bank, broker, or other similar organization may request to begin or to discontinue householding by contacting their bank, broker or other nominee or by calling 1-866-540-7095.

16.	How may I obtain a copy of Alcoa’s 2020 Form 10-K and proxy materials?

The Company will provide by mail or email, without charge, a copy of its 2020 Form 10-K (not including exhibits and documents incorporated by reference), the Proxy Statement for this Annual Meeting, and the Annual Report on Form 10-K and proxy materials for future Annual Meetings (once available) at your request. Please direct all requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, call 412-315-2900, or email Corporate_Secretary@Alcoa.com. These materials also are available, free of charge, on Alcoa’s website at www.alcoa.com. Requests for materials relating to the Annual Meeting, by calling 1-800-579-1639, must be made by April 22, 2021 to facilitate timely delivery.

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Questions and Answers About the Annual Meeting and Voting (continued)

17.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the Notice. If other matters are properly presented at the Annual Meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion. In addition, the persons designated as authorized proxies on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

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ATTACHMENT A — Additional Information Regarding Financial Measures

Management does not consider the following non-GAAP measures to be a replacement of the most directly comparable GAAP measures, but instead considers such measures as additional information to consider when evaluating the Company’s financial performance.

2020 Annual Incentive Compensation

Adjusted EBITDA, Excluding Special Items—Non-Normalized

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Special items are comprised of items management deems appropriate to exclude from non-GAAP performance measures. Special items include, for the year ended December 31, 2020, costs related to the restart process at the Bécancour, Canada smelter, external costs related to portfolio actions, and charges for other special items.This metric was adjusted to exclude impacts associated with the curtailment of the Intalco, Washington smelter completed in 2020 and the labor strike at the San Ciprián smelter and refinery in Spain.

Free Cash Flow—Normalized

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Alcoa’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

For incentive compensation purposes, the Company’s Free Cash Flow—Normalized metric is calculated by taking Alcoa’s Free Cash Flow (which is derived from the Company’s audited Consolidated Financial Statements) for the fiscal year ended December 31, 2020 and normalizing the metric for certain factors not in management’s control.

We normalize for the following items, each of which may have significant effects on financial results but are not impacted by management performance or otherwise within management’s control. Because we generally do not hedge against fluctuations in foreign exchange rates, LME and API prices, normalization adjustments were made relative to certain described metrics in determining the 2020 IC awards. For 2020, the most significant normalization impacts were driven by LME and API, partially offset by raw material prices and unfavorable currencies. Additionally, we adjust for certain items deemed to be special items to the Company’s financial results.

A description of the normalization of these factors follows:

•

London Metal Exchange (“LME”) Pricing and Alumina Pricing Index (“API”): Without normalization, in years when the LME price of aluminum, or the price of alumina through the API, rises rapidly relative to plan (i.e., our forecasts), annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit. Conversely, when LME and API prices for aluminum and alumina, respectively, fall dramatically relative to our plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control. Our use of normalization enables us to drive operational and financial performance, particularly in recent years of volatile prices.

•

Currency Exchange Rates: Because our revenues are largely U.S. dollar-denominated, while costs in non-U.S. locations are largely denominated in local currency, the volatility of currency exchange rates may have a significant impact on earnings. As our commodities are traded in U.S. dollars, we typically have seen an inverse correlation to foreign currency exchange. Therefore, to avoid double counting, the normalization for the commodity price swings needs to be corrected by concurrent normalization of foreign exchange.

•

Regional Premiums and Tariffs: In addition to LME, API, and foreign currency normalization, results historically have been adjusted to neutralize 50% of the fluctuations in regional aluminum premiums compared to plan as well as 50% of the benefit from tariffs.

•

Raw Material Prices: For 2020, results were normalized to neutralize 100% of the fluctuations in raw material prices compared to the plan. Similar to LME and API, when raw material prices rise rapidly relative to plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control; and conversely, in scenarios of lower raw material prices, annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit.

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2021 PROXY STATEMENT

ATTACHMENT A (continued)

Aluminum EBITDA—Normalized

The Company’s operations consist of three worldwide reportable segments: Bauxite, Alumina, and Aluminum. Segment performance under Alcoa Corporation’s management reporting system is evaluated based on a number of factors; however, the primary measure of performance is the Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) of each segment. The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; and Research and development expenses. Alcoa Corporation’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. For additional information, please see Note E of the Consolidated Financial Statements in Part II, Item 8 of the 2020 Form 10-K.

For incentive compensation purposes, the Aluminum EBITDA-Normalized metric is calculated using the Aluminum segment’s Adjusted EBITDA (as set forth in the Company’s audited Consolidated Financial Statements) for the fiscal year ended December 31, 2020 and normalizing the metric for certain factors not in management’s control.

This metric is normalized for LME and API pricing, currency exchange rates, 50% of each of regional premiums and tariffs, and raw material prices, all in the same fashion and as described under the caption “ Free Cash Flow—Normalized” above. In addition to those items, this metric was adjusted to exclude impacts associated with the curtailment of the Intalco, Washington smelter completed in 2020 and the labor strike at the San Ciprián smelter in Spain. For 2020, the most significant normalization items were LME and API.

Long-Term Equity Incentive

Return on Capital (ROC) Improvement

The Company’s ROC measure is calculated by dividing after-tax earnings by average capital base. After-tax earnings is determined as follows: Income before income taxes plus an addback for both interest expense and special items minus a deduction for interest income, the result of which is multiplied by a 35% tax rate. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deemed appropriate to exclude from non-GAAP performance measures such as Adjusted EBITDA as described above. Average capital base is determined as follows: Total assets less cash and cash equivalents, restricted cash, short-term investments, and current liabilities (except for current portion of long-term debt and short-term borrowings). Each of these components represents the average of such amount as of the end of each of the Company’s four quarters in a given calendar year. ROC improvement was measured against the 2017 baseline of 7.79% (as adjusted per change in accounting principles) and included normalizations for LME, API, currency exchange rates, 50% regional premiums and tariffs, and raw material prices as described above.

Return on Equity (ROE) Improvement

The Company’s ROE measure is calculated by dividing net income (loss) attributable to Alcoa excluding special items by shareholder’s equity over the 2020-2022 performance period. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deemed appropriate to exclude from non-GAAP performance measures such as Adjusted EBITDA. Shareholder’s equity is determined as follows: Total assets minus total liabilities minus non-controlling interest (four quarter average).

The ROE Improvement metric will be normalized for LME and API pricing, 50% of regional premiums/tariffs, foreign currency exchange rate fluctuations, raw material prices, Australia gas price increases, and special items.

Proportional Net Debt

The Company’s proportional net debt is defined as Alcoa’s adjusted net debt (total debt subtracting total cash and cash equivalents plus net pension and OPEB liability attributable to Alcoa) less noncontrolling interest. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering both available cash that could be used to repay outstanding debt and the Company’s net pension and OPEB liability. Adjusted net debt is a non-GAAP financial measure.

A-2

201 ISABELLA STREET, SUITE 500 PITTSBURGH, PA 15212

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 5, 2021 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 3, 2021 for shares held in an Alcoa savings plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AA2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 5, 2021 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 3, 2021 for shares held in an Alcoa savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D38595-P51575	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ALCOA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.
1.	Election of 10 director nominees to serve for one-year terms expiring in 2022	For	Against	Abstain

	1a. Steven W. Williams	☐	☐	☐

	1b. Mary Anne Citrino	☐	☐	☐			For	Against	Abstain
	1c. Pasquale Fiore	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2021 Approval, on an advisory basis, of the Company’s 2020 named executive officer compensation	☐	☐	☐
	1d. Thomas J. Gorman	☐	☐	☐	3.		☐	☐	☐

	1e. Roy C. Harvey	☐	☐	☐	4.	Stockholder proposal to amend stockholder ability to act by written consent, if properly presented	☐	☐	☐
	1f. James A. Hughes	☐	☐	☐

	1g. James E. Nevels	☐	☐	☐

	1h. Carol L. Roberts	☐	☐	☐

Please sign exactly as your name or name(s) appear(s) on this proxy card. If shares are held jointly, EACH holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

	1i. Suzanne Sitherwood	☐	☐	☐
	1j. Ernesto Zedillo	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Alcoa Corporation Annual Meeting of Stockholders

Thursday, May 6, 2021 10:00 a.m. Eastern Daylight Time

www.virtualshareholdermeeting.com/AA2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 6, 2021

The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com

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D38596-P51575

Alcoa Corporation

201 Isabella Street, Suite 500

Pittsburgh, PA 15212

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roy C. Harvey, Jeffrey D. Heeter, and Marissa P. Earnest, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Corporation the undersigned is entitled to vote, including with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alcoa Corporation to be held on May 6, 2021, and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR each nominee listed in Item 1 (Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2022), FOR Item 2 (Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2021), FOR Item 3 (Approval, on an Advisory Basis, of the Company’s 2020 Named Executive Officer Compensation) and AGAINST Item 4 (Stockholder Proposal to Amend Stockholder Ability to Act by Written Consent, if Properly Presented). The proxies are authorized to vote, in their discretion and to the extent permitted by applicable law or rule, upon other matters that may arise during the 2021 Annual Meeting (including without limitation, to adjourn the 2021 Annual Meeting). The deadline for voting online or by telephone is 11:59 p.m. Eastern Daylight Time on May 5, 2021. If you vote by mail, your proxy card must be received before the 2021 Annual Meeting for your vote to be counted.

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Corporation held by the undersigned under any such plans. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2021, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Your vote on the election of directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side